                                                                    EXHIBIT 4(c)

================================================================================





                          AMERICAN GENERAL CORPORATION


                                       TO



                                 CHEMICAL BANK

                                    TRUSTEE





                      ____________________________________

                                    Indenture
                      ____________________________________





                           DATED AS OF MAY ___, 1995



                        (JUNIOR SUBORDINATED SECURITIES)
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

                               TABLE OF CONTENTS

         RECITALS OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1

                                                                   ARTICLE ONE

                                             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
         SECTION 101.         Definitions   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         SECTION 102.         Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . . . . . . .   12
         SECTION 103.         Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 104.         Acts of Holders   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         SECTION 105.         Notices, etc., to Trustee and Company   . . . . . . . . . . . . . . . . . . . . . .   15
         SECTION 106.         Notice to Holders of Securities; Waiver   . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 107.         Conflict with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 108.         Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 109.         Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         SECTION 110.         Separability and Saving Clause  . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 111.         Benefits of Indenture   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 112.         Governing Law   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         SECTION 113.         Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

                                                                   ARTICLE TWO

                                                                 SECURITY FORMS

         SECTION 201.         Forms of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         SECTION 202.         Form of Trustee's Certificate of Authentication   . . . . . . . . . . . . . . . . .   18
         SECTION 203.         Securities in Global Form   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

                                                                  ARTICLE THREE

                                                                 THE SECURITIES

         SECTION 301.         Amount Unlimited; Issuable in Series  . . . . . . . . . . . . . . . . . . . . . . .   19
         SECTION 302.         Currency; Denominations   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         SECTION 303.         Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . . . . . . .   22
         SECTION 304.         Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         SECTION 305.         Registration, Registration of Transfer and Exchange   . . . . . . . . . . . . . . .   25
         SECTION 306.         Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . . . . . . .   27
         SECTION 307.         Payment of Interest; Rights Preserved   . . . . . . . . . . . . . . . . . . . . . .   28
         SECTION 308.         Persons Deemed Owners   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 309.         Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
         SECTION 310.         Computation of Interest   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30

                                                                  ARTICLE FOUR

                                                    SATISFACTION AND DISCHARGE

         SECTION 401.         Satisfaction and Discharge of Indenture   . . . . . . . . . . . . . . . . . . . . .   31
         SECTION 402.         Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

                                                                  ARTICLE FIVE

                                                                    REMEDIES

         SECTION 501.         Events of Default   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         SECTION 502.         Acceleration of Maturity; Rescission and Annulment  . . . . . . . . . . . . . . . .   36
         SECTION 503.         Collection of Indebtedness and Suits for
                              Enforcement by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 504.         Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . . . . . . .   37
         SECTION 505.         Trustee May Enforce Claims without Possession
                              of Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 506.         Application of Money Collected  . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         SECTION 507.         Limitation on Suits   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39
         SECTION 508.         Unconditional Right of Holders to Receive
                              Principal, any Premium and Interest   . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 509.         Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 510.         Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 511.         Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . .   40
         SECTION 512.         Control by Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 513.         Waiver of Past Defaults   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 514.         Undertaking for Costs   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
         SECTION 515.         Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . . . . . . .   42
         SECTION 516.         Special Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

                                                                   ARTICLE SIX

                                                                   THE TRUSTEE

         SECTION 601.         Certain Duties and Responsibilities   . . . . . . . . . . . . . . . . . . . . . . .   43
         SECTION 602.         Notice of Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
         SECTION 603.         Certain Rights of Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
         SECTION 604.         Not Responsible for Recitals, Issuance of
                              Securities or for Preferred Securities  . . . . . . . . . . . . . . . . . . . . . .   46
         SECTION 605.         May Hold Securities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 606.         Money Held in Trust   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 607.         Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . . . . . . .   47
         SECTION 608.         Disqualifications; Conflicting Interests  . . . . . . . . . . . . . . . . . . . . .   48
         SECTION 609.         Corporate Trustee Required; Eligibility   . . . . . . . . . . . . . . . . . . . . .   48

         SECTION 610.         Resignation and Removal; Appointment of Successor   . . . . . . . . . . . . . . . .   48
         SECTION 611.         Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . . . . . . .   50
         SECTION 612.         Merger, Conversion, Consolidation or Succession to Business   . . . . . . . . . . .   51
         SECTION 613.         Appointment of Authenticating Agent   . . . . . . . . . . . . . . . . . . . . . . .   51

                                                                  ARTICLE SEVEN

                                                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 701.         Company to Furnish Trustee Names and Addresses
                              of Holders of Securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
         SECTION 702.         Preservation of Information; Communications to Holders  . . . . . . . . . . . . . .   54
         SECTION 703.         Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
         SECTION 704.         Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54

                                                                  ARTICLE EIGHT

                                                      CONSOLIDATION, MERGER, OR CONVEYANCE

         SECTION 801.         Consolidations and Mergers of Company and
                              Conveyances Permitted Subject to Certain Conditions   . . . . . . . . . . . . . . .   55
         SECTION 802.         Rights and Duties of Successor Corporation  . . . . . . . . . . . . . . . . . . . .   56
         SECTION 803.         Officers' Certificate and Opinion of Counsel  . . . . . . . . . . . . . . . . . . .   56

                                                                  ARTICLE NINE

                                                             SUPPLEMENTAL INDENTURES

         SECTION 901.         Supplemental Indentures without Consent of Holders  . . . . . . . . . . . . . . . .   56
         SECTION 902.         Supplemental Indentures with Consent of Holders   . . . . . . . . . . . . . . . . .   60
         SECTION 903.         General Provisions Regarding Supplemental Indentures  . . . . . . . . . . . . . . .   61
         SECTION 904.         Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 905.         Effect of Supplemental Indentures   . . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 906.         Conformity with Trust Indenture Act   . . . . . . . . . . . . . . . . . . . . . . .   62
         SECTION 907.         Reference in Securities to Supplemental Indentures  . . . . . . . . . . . . . . . .   62

                                                                   ARTICLE TEN

                                                                    COVENANTS

         SECTION 1001.        Payment of Principal, any Premium and Interest  . . . . . . . . . . . . . . . . . .   62
         SECTION 1002.        Maintenance of Office or Agency   . . . . . . . . . . . . . . . . . . . . . . . . .   63
         SECTION 1003.        Money for Securities Payments to be Held in Trust   . . . . . . . . . . . . . . . .   63
         SECTION 1004.        Additional Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

         SECTION 1005.        Corporate Existence   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65
         SECTION 1006.        Limitations on Dividends and Certain Other Payments   . . . . . . . . . . . . . . .   65
         SECTION 1007.        Certain Covenants Regarding the American General LLCs   . . . . . . . . . . . . . .   66
         SECTION 1008.        Statement as to Compliance; Certain Notices   . . . . . . . . . . . . . . . . . . .   68
         SECTION 1009.        Waiver of Certain Covenants   . . . . . . . . . . . . . . . . . . . . . . . . . . .   68
         SECTION 1010.        Defeasance of Certain Obligations   . . . . . . . . . . . . . . . . . . . . . . . .   69

                                                                 ARTICLE ELEVEN

                                                            REDEMPTION OF SECURITIES

         SECTION 1101.        Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   70
         SECTION 1102.        Election to Redeem; Notice to Trustee   . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 1103.        Selection by Trustee of Securities to be Redeemed   . . . . . . . . . . . . . . . .   71
         SECTION 1104.        Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   71
         SECTION 1105.        Deposit of Redemption Price   . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 1106.        Securities Payable on Redemption Date   . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 1107.        Securities Redeemed in Part   . . . . . . . . . . . . . . . . . . . . . . . . . . .   73
         SECTION 1108.        Permitted Variations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74

                                                                 ARTICLE TWELVE

                                                                  SINKING FUNDS

         SECTION 1201.        Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   74
         SECTION 1202.        Satisfaction of Sinking Fund Payments with Securities   . . . . . . . . . . . . . .   74
         SECTION 1203.        Redemption of Securities for Sinking Fund   . . . . . . . . . . . . . . . . . . . .   75

                                                                ARTICLE THIRTEEN

                                                                  SUBORDINATION

         SECTION 1301.        Securities Subordinate to Senior Indebtedness.  . . . . . . . . . . . . . . . . . .   75
         SECTION 1302.        Payment of Proceeds Upon Dissolution, Etc   . . . . . . . . . . . . . . . . . . . .   75
         SECTION 1303.        No Payment When Senior Indebtedness in Default  . . . . . . . . . . . . . . . . . .   77
         SECTION 1304.        Payment Permitted If No Default   . . . . . . . . . . . . . . . . . . . . . . . . .   78
         SECTION 1305.        Subrogation To Rights of Holders of Senior Indebtedness   . . . . . . . . . . . . .   78
         SECTION 1306.        Provisions Solely To Define Relative Rights   . . . . . . . . . . . . . . . . . . .   78
         SECTION 1307.        Trustee To Effectuate Subordination   . . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 1308.        No Waiver of Subordination Provisions   . . . . . . . . . . . . . . . . . . . . . .   79
         SECTION 1309.        Trust Moneys Not Subordinated   . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 1310.        Notice To Trustee   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80
         SECTION 1311.        Reliance On Judicial Order or Certificate of
                              Liquidating Agent   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   81
         SECTION 1312.        Trustee Not Fiduciary For Holders of Senior Indebtedness  . . . . . . . . . . . . .   81

         SECTION 1313.        Rights of Trustee As Holder of Senior Indebtedness; Preservation Of Trustee . . . .   82
         SECTION 1314.        Article Applicable To Paying Agents   . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 1315.        Reliance by Holders of Senior Indebtedness
                              on Subordination Provisions   . . . . . . . . . . . . . . . . . . . . . . . . . . .   82

                                                                ARTICLE FOURTEEN

                                                        MEETINGS OF HOLDERS OF SECURITIES

         SECTION 1401.        Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   82
         SECTION 1402.        Call, Notice and Place of Meetings  . . . . . . . . . . . . . . . . . . . . . . . .   83
         SECTION 1403.        Persons Entitled to Vote at Meetings  . . . . . . . . . . . . . . . . . . . . . . .   83
         SECTION 1404.        Quorum; Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   83
         SECTION 1405.        Determination of Voting Rights; Conduct and
                              Adjournment of Meetings   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   84
         SECTION 1406.        Counting Votes and Recording Action of Meetings   . . . . . . . . . . . . . . . . .   85

                                                                 ARTICLE FIFTEEN

                                                            MISCELLANEOUS PROVISIONS

         SECTION 1501.        No Recourse Against Others  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         SECTION 1502.        Set-off   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   85
         SECTION 1503.        Assignment; Binding Effect  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   86

         INDENTURE, dated as of May ___, 1995, between AMERICAN GENERAL CORPORATION, a Texas corporation (hereinafter called the "Company"), having its principal office at 2929 Allen Parkway, Houston, Texas 77019, and CHEMICAL BANK, a New York corporation having its principal corporate trust office at 450 West 33rd St., New York, New York 10001, as Trustee (hereinafter called the "Trustee").


                            RECITALS OF THE COMPANY

         The Company deems it necessary to issue from time to time for its lawful purposes debt securities (hereinafter called the "Securities") evidencing its unsecured and subordinated indebtedness and has duly authorized the execution and delivery of this Indenture to provide for the issuance of the Securities, unlimited as to principal amount, to bear such rates of interest, if any, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be fixed as hereinafter provided.

         It is contemplated that the Securities will be issued to evidence the Company's indebtedness resulting from loans to be made to the Company from the proceeds of the issuance by American General Capital, L.L.C., a Delaware limited liability company, and American General Delaware, L.L.C., a Delaware limited liability company, or either of them, of preferred limited liability company interests, in one or more series, and from related capital contributions.

         All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

         This Indenture is subject to the provisions of the Trust Indenture Act (as hereinafter defined) and the rules and regulations of the Commission (as hereinafter defined) promulgated thereunder that are required to be part of this Indenture and, to the extent applicable, shall be governed by such provisions.

         NOW, THEREFORE, THIS INDENTURE WITNESSETH

         For and in consideration of the premises and the purchase of the Securities by the Holders (as hereinafter defined) thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities or of any series thereof, as follows:

                                  ARTICLE ONE

            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

         SECTION 101.  DEFINITIONS.

         For all purposes of this Indenture, except as otherwise expressly provided in or pursuant to this Indenture or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

                 (b) all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted in the United States at the date of such computation;

                 (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

                 (e) a series of Preferred Securities related to a particular series of Securities means the series of Preferred Securities the proceeds of the sale of which were loaned to the Company in exchange for such series of Securities, and the Guarantee related to such series of Preferred Securities means the Guarantee pursuant to which the Company has guaranteed, to the extent stated therein, the payment of dividends and certain other amounts with respect to such series of Preferred Securities; and

                 (f) the term "day," unless designated as a "Business Day," means a calendar day.

                 "Act," when used with respect to any Holder, has the meaning specified in Section 104.

                 "Additional Amounts" means any additional amounts payable by the Company which are designated as an "Additional Amount" in the Securities of a particular series or by or pursuant to a supplemental indenture, Board Resolution or other instrument authorizing such series of Securities.

                 "Additional Interest" means (i) interest that shall accrue on any interest on the Securities of any particular series that is not paid when due because of an extension of an interest payment period, which shall accrue at the rate of interest specified in the Securities of such series, the supplemental indenture, the Board Resolution or the other instrument authorized by a Board Resolution authorizing such series of Securities and, unless otherwise specified in such supplemental indenture, Board Resolution or other instrument, shall compound monthly, and (ii) the Additional Amounts, if any, payable with respect to the Securities of any particular series.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                 "American General Capital" means American General Capital, L.L.C., a Delaware limited liability company, and its successors.

                 "American General Capital Stock" means American General Common Stock, American General Preferred Stock, any shares of capital stock resulting from any reclassification or reclassifications of either of such classes, and any other class of stock of the Company.

                 "American General Common Stock" means the Common Stock, par value $.50 per share, of the Company or any other class of stock resulting from changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. Subject to the anti-dilution provisions of any convertible Security, however, shares of American General Common Stock issuable on conversion of a Security shall include only shares of the class designated as Common Stock of the Company at the date of the supplemental indenture, Board Resolution or other instrument authorizing such Security or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of the payment of dividends or the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company, provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of such classes resulting from all such reclassifications.

                 "American General Delaware" means American General Delaware, L.L.C., a Delaware limited liability company, and its successors.

                 "American General LLC" or "American General LLCs" means each of American General Capital, American General Delaware, or, as appropriate, American General Capital and American General Delaware, collectively.

                 "American General Preferred Stock" means the Preferred Stock, par value $1.50 per share, of the Company.

                 "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 613 to act on behalf of the Trustee to authenticate Securities of one or more series.

                 "Authorized Newspaper" means a newspaper, in an official language of the country of publication or in the English language, customarily published on each Business Day, whether or not published on Saturdays, Sundays or holidays, and of general circulation in the place in connection with which the term is used or in the financial community of such place. Where successive publications are required to be made in Authorized Newspapers, the successive publications may be made in the same or in different Authorized Newspapers in the same city meeting the foregoing requirements and in each case on any Business Day.

                 "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of one or more resolutions certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, delivered to the Trustee.

                 "Business Day" means, except as may otherwise be provided in the Securities of any particular series, any day other than a Saturday, Sunday or other day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

                 "Capitalized Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

                 "Certificate of a Firm of Independent Public Accountants" means a certificate signed by an independent public accountant or a firm of independent public accountants who may be the independent public accountants regularly retained by the Company or who may be other independent public accountants. Such accountant or firm shall be entitled to rely upon an Opinion of Counsel as to the interpretation of any legal matters relating to such certificate.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor corporation shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor corporation.

                 "Company Request" and "Company Order" mean, respectively, a written request or order signed in the name of the Company by the Chairman, Vice Chairman, the President or a Vice President (any reference to a Vice President of the Company herein shall be deemed to include any Vice President of the Company whether or not designated by a number or a word or words added before or after the title "Vice President"), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, delivered to the Trustee.

                 "Corporate Trust Office" means the office of the Trustee in The City of New York at which, at any particular time, its corporate trust business shall be principally administered, which office on the date of execution of this Indenture is located at 450 West 33rd Street, New York, New York 10001.

                 "corporation" includes corporations, associations, companies and business trusts.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Depository" means, with respect to any Security issuable or issued in the form of one or more global Securities, the Person designated as Depository by the Company in or pursuant to this Indenture, which Person must be, to the extent required by applicable law or regulation, a clearing agency registered under the Securities Exchange Act of 1934, as amended, and, if so provided with respect to any Security, any successor to such Person. If at any time there is more than one such Person, "Depository" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

                 "Designated Senior Holder" means, with respect to any Senior Indebtedness, the Person designated as such in accordance with the terms of the instrument evidencing such Senior Indebtedness or, if no Person is so designated, any trustee, agent, fiduciary, representative, group or Person authorized to act on behalf of the holders of such Senior Indebtedness.

                 "Dollars" or "$" or any similar reference shall mean the coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts, except as may otherwise be provided in the form of Securities of any particular series pursuant to the provisions of this Indenture.

                 "Event of Default" has the meaning specified in Section 501.

                 "Government Obligations", means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such Government Obligation or the specific payment of interest on or principal of or other amount with respect to such Government Obligation evidenced by such depository receipt.

                 "Guarantee" means the Guarantee Agreement, dated as of May ___, 1995, executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities of American General Delaware, or the Guarantee Agreement, dated as of May ____, 1995, executed and delivered by the Company for the benefit of the holders from time to time of the Preferred Securities of American General Capital, or, where appropriate, each such Guarantee, in each case as the same may exist at the time.

                 "Holder" means the Person in whose name a Security is registered in the Security Register.

                 "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 301.

                 "Interest Payment Date," when used with respect to any Security, means the Stated Maturity of an installment of interest on such Security.

                 "LLC Agreement" means either the Limited Liability Company Agreement, dated ______________, 1995, of American General Capital, the Limited Liability Company Agreement, dated the same date, of American General Delaware, or, if the context so requires, each of such Limited Liability Company Agreements, in each case as the same may exist at the time.

                 "LLC Common Securities" means common limited liability company interests in either American General Capital or American General Delaware, as the context requires.

                 "Managing Member" means American General Delaware Management Corporation, a Delaware corporation, in its capacity as the manager of the American General LLCs, or its successor or successors in such capacity.

                 "mandatory sinking fund payment" has the meaning specified in
         Section 1201.

                 "Maturity" when used with respect to any Security, means the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of exercise by a Holder of an option to elect repayment or otherwise, and includes the Redemption Date and the date for repayment at the option of such Holder.

                 "Officers' Certificate" means a certificate signed by the Chairman, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, which certificate complies with the requirements, if applicable, of Section 314(e) of the Trust Indenture Act and is delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of counsel who is (except as otherwise expressly provided in this Indenture) an employee of or counsel for the Company, or other counsel acceptable to the Trustee, which opinion complies with the requirements, if applicable, of Section 314(e) of the Trust Indenture Act.

                 "optional sinking fund payment" has the meaning specified in
         Section 1201.

                 "Outstanding," when used with respect to any Securities, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

                          (a) any such Security theretofore canceled by the Trustee or delivered to the Trustee for cancellation (including, without limitation, any Security converted or exchanged pursuant to any conversion or exchange provisions of such Security);

                          (b) any such Security, or portion thereof, for whose payment or redemption money or Government Obligations in the necessary amount has been theretofore deposited pursuant hereto with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                          (c) any such Security that has been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Security in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Security is held by a bona fide purchaser in whose hands such Security is a valid obligation of the Company;

         provided, however, that (i) in determining, during any period in which any Securities of a series are owned by any Person other than the Company or any other obligor upon the Securities of a series or any Affiliate of the Company or such other obligor, whether the Holders of the requisite principal amount of Outstanding Securities of such series have given any request, demand, authorization, direction, notice, consent or waiver hereunder or whether a quorum is present at a meeting of Holders of Securities held for the purpose of voting on any such action, Securities of such series owned by the Company or any other obligor upon the Securities of such series or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, and (ii) in making any such determination under
         Section 512, 513, or 601(c)(3) hereof during any period in which the Company or any such other obligor or any Affiliate of the Company or such other obligor is the sole Holder of the Securities of such series, the Securities of such series so owned by the Company, such other obligor, or an Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that if a Special Trustee shall have been appointed pursuant to Section 516 during such period, then, as provided in such Section 516, the Securities with regard to which such Special Trustee shall have voting power shall, for purposes of this definition, be deemed to be owned by such Special Trustee. In determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver or upon any such determination as to the presence of a quorum, only Securities which the Trustee knows to be so owned by the Company, such other obligor or an Affiliate of the Company or such other obligor in the above circumstances shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor.

                 "Paying Agent" means the Company or any Person authorized by the Company to pay the principal of and any premium or interest on any Security.

                 "Payment Blockage Period" has the meaning specified in Section 1303.

                 "Person" means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment," when used with respect to the Securities of any series, means the place or places where, subject to the provisions of Section 1002, the principal of, and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Preferred Securities" means any series of Preferred Securities, as that term is defined in the LLC Agreements, issued by American General Delaware or American General Capital.

                 "Proceeding" has the meaning specified in Section 1302.

                 "Redemption Date," when used with respect to any Security or portion thereof to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price," when used with respect to any Security or portion thereof to be redeemed, means the price at which it is to be redeemed as determined by or pursuant to this Indenture.

                 "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date, if any, specified for that purpose as contemplated by Section 301, whether or not a Business Day.

                 "Responsible Officer," when used with respect to the Trustee, means any officer of the Trustee assigned by it to administer corporate trust matters.

                 "Security" or "Securities" means any Security or Securities, as the case may be, authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, "Securities," with respect to any such Person, shall mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

         "Securities Payment" has the meaning specified in Section 1302.

                 "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

                 "Senior Indebtedness" means the principal of and any premium and interest on, and any other payment due pursuant to, any of the following, whether outstanding on the date of execution of this Indenture or thereafter incurred, created or assumed:

                          (i) all obligations of the Company for money borrowed;

                          (ii) all obligations of the Company evidenced by notes, debentures, bonds or other securities, including, without limitation, the 13 1/2% Restricted Subordinated Notes Due 2002 of the Company issued pursuant to an Indenture, dated as of January 3, 1994, between the Company and Texas Commerce Bank, National Association and any obligations incurred, created or assumed in connection with the acquisition of property, assets or businesses;

                          (iii)   all Capitalized Lease Obligations of the
                 Company;

                          (iv) all reimbursement obligations of the Company with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of the Company;

                          (v) all obligations of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

                          (vi) all payment obligations of the Company under any interest rate, currency or commodity swap agreement, option agreement, hedge agreement, forward contract, or similar agreement designed to protect the Company or another Person against fluctuations in interest rates, exchange rates or commodity prices;

                          (vii) all obligations of the type referred to in clauses (i) through (vi) above of another Person and all dividends of another Person, the payment of which, in either case, the Company has assumed or guaranteed, or for which the Company is responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise; and

                          (viii) all amendments, modifications, renewals, extensions, refinancings, replacements and refundings by the Company of any such indebtedness or obligations referred to in clauses (i) through (vii) above (and of any such amended, modified, renewed, extended, refinanced, replaced or refunded indebtedness or obligations);

         provided, however, that the following shall not constitute Senior
         Indebtedness: (a) any indebtedness, renewal, extension, refunding, assumption, guarantee or other obligation which provides, or in the instrument creating, or evidencing the same or the assumption or guarantee of the same it is expressly provided, that such indebtedness, renewal, extension, refunding, assumption, guarantee or other obligation is junior in right of payment to or is pari passu with the Securities, and (b) each Guarantee. Senior Indebtedness shall continue to be Senior Indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

                 "Senior NonMonetary Default" has the meaning specified in
         Section 1303.

                 "Senior Payment Default" has the meaning specified in Section 1303.

                 "Special Event Exchange," when used with respect to the Securities of any series, means an exchange of such Securities by the American General LLC that is the Holder thereof for all Preferred Securities of the related series then outstanding in the circumstance or upon the occurrence of the event or events specified in the terms of such Preferred Securities or the Written Action authorizing such Preferred Securities.

                 "Special Record Date" for the payment of any Defaulted Interest on the Securities of any series means a date fixed by the Trustee pursuant to Section 307.

                 "Special Trustee" means a special trustee appointed by the holders of a series of Preferred Securities authorized to enforce an American General LLC's rights under the Securities of the related series held by such American General LLC.

                 "Stated Maturity," when used with respect to any Security or any installment of principal thereof or interest (including Additional Interest) thereon, means the fixed date on which the principal of such Security or such installment of principal or interest is due and payable, determined as contemplated by Section 301.

                 "Subsidiary" means any corporation of which at the time of determination the Company and/or one or more Subsidiaries owns or controls, directly or indirectly, more than 50% of the outstanding shares of voting stock.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended, and any reference herein to the Trust Indenture Act or a particular provision thereof shall mean such Trust Indenture Act or provision, as the case may be, as amended or replaced from time to time or as supplemented from time to time by rules or regulations adopted by the Commission under or in furtherance of the purposes of such Trust Indenture Act or provision, as the case may be.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such with respect to one or more series of Securities pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

                 "United States," except as otherwise provided in or pursuant to this Indenture, means The United States of America (including the States thereof and the District of Columbia), its territories and possessions and other areas subject to its jurisdiction.

                 "Written Action," when used with respect to the Preferred Securities of any series, means a written action of the Managing Member of the American General LLC issuing such Preferred Securities establishing the terms of such series of Preferred Securities pursuant to the terms of the applicable LLC Agreement.

         SECTION 102.  COMPLIANCE CERTIFICATES AND OPINIONS.

         Except as otherwise expressly provided in this Indenture, upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, provided that in the case of any such application or request as to which the furnishing of such documents or either of them is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

         Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

                 (a) a statement that each Person signing such certificate or opinion has read such condition or covenant and the definitions herein relating thereto;

                 (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (c) a statement that, in the opinion of each such Person, he or it has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such condition or covenant has been complied with; and

                 (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.

         SECTION 103.  FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

         In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

         Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate of counsel or Opinion of Counsel or representations by counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to matters upon which his certificate or opinion is based are erroneous. Any such certificate of counsel or Opinion of Counsel or representations by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

         Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or any Security, they may, but need not, be consolidated and form one instrument.

         SECTION 104.  ACTS OF HOLDERS.

                 (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing (including a Special Trustee). Any request, demand, authorization, direction, notice, consent, waiver or other action provided by or pursuant to this Indenture to be given or taken by Holders of Securities of a particular series may, alternatively, be embodied in and evidenced by the record of Holders of Securities of such series voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities of such series duly called and held (which, if applicable, shall be in accordance with the provisions of Article Fourteen), or a combination of such instruments and any such record. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments and any such record (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments or so voting at any such meeting. Proof of execution of any such instrument or of a writing appointing any such agent, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company and any agent of the Trustee or the Company, if made in the manner provided in this Section.

                 The record of any meeting of Holders of Securities held pursuant to Article Fourteen shall be proved in the manner provided in
         Section 1406.

                 Without limiting the generality of this Section 104, unless otherwise provided in or pursuant to this Indenture, a Holder, including a Depository that is a Holder of a global Security, may make, give or take, by a proxy or proxies, duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders, and a Depository that is a Holder of a global Security may provide its proxy or proxies to the beneficial owners of interests in any such global Security through such Depository's standing instructions and customary practices.

                 The Trustee may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any global Security held by a Depository entitled under the procedures of such Depository to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in or pursuant to this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.

                 (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                 (c) The ownership of Securities and the principal amount and serial numbers of Securities held by any Person, and the date of holding the same, shall be proved by the Security Register.

                 (d) If the Company shall solicit from the Holders of any Securities any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders of Securities entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of Securities of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders of Securities on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                 (e) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, any Security Registrar, any Paying Agent, any Authenticating Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

         SECTION 105.  NOTICES, ETC., TO TRUSTEE AND COMPANY.

         Any request, demand, authorization, direction, notice, consent, waiver or other Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                 (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office,
         Attention: Corporate Trustee Administration Department, or

                 (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, by United States first-class mail, postage prepaid, to the Company addressed to the attention of its Treasurer at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company.

         SECTION 106.  NOTICE TO HOLDERS OF SECURITIES; WAIVER.

         Except as otherwise expressly provided in or pursuant to the provisions of this Indenture, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders of Securities if in writing and mailed by United States first-class mail, postage prepaid, to each Holder of a Security affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.

         In any case where notice to Holders of Securities is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given or provided. In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders of Securities by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

         Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

         SECTION 107.  CONFLICT WITH TRUST INDENTURE ACT.

         If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required to be a part of and govern this Indenture, such required provision shall control.

         SECTION 108.  EFFECT OF HEADINGS AND TABLE OF CONTENTS.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 109.  SUCCESSORS AND ASSIGNS.

         All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not, and all rights of the Company hereunder shall inure to the benefit of such successors and assigns.

         SECTION 110.  SEPARABILITY AND SAVING CLAUSE.

         In case any provision in this Indenture or in any Security shall be invalid, illegal or unenforceable, either wholly or partially, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         No provision of this Indenture or of any Security shall require the payment or permit the collection of interest (including any Additional Interest) in excess of the maximum which is not prohibited by law. If any such excess interest is provided for herein or in any Security, which shall be adjudicated to be so provided for, then the Company shall not be obligated to pay such interest in excess of the maximum not prohibited by law.

         SECTION 111.  BENEFITS OF INDENTURE.

         Nothing in this Indenture or in any Security, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Authenticating Agent and their respective successors and assigns hereunder, the Holders of Securities, and, to the extent, but only to the extent, provided in Section 1503, the holders of Senior Indebtedness or Preferred Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

         SECTION 112.  GOVERNING LAW.

         This Indenture and the Securities, including the validity thereof, shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 113.  LEGAL HOLIDAYS.

         In any case where any Interest Payment Date, Redemption Date, date for repayment, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Securities other than a provision in the Securities of any series which specifically states that such provision shall apply in lieu of this Section) any such payment of principal, any premium or interest (including any Additional Interest) need not be made on such date, but may be made on the next succeeding Business Day, except that if such Business Day is in the next succeeding calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the Interest Payment Date, Redemption Date, date for repayment, Maturity or Stated Maturity, and no interest shall accrue on any amount so payable for the period from and after such Interest Payment Date, Redemption Date, date for repayment, Maturity or Stated Maturity, as the case may be, to such next succeeding Business Day.

                                  ARTICLE TWO

                                 SECURITY FORMS

         SECTION 201.  FORMS OF SECURITIES.

         The Securities of each series shall be in such form or forms (including global form) as shall be established in one or more indentures supplemental hereto or by or pursuant to a Board Resolution in accordance with
Section 301, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by or pursuant to this Indenture or any indenture supplemental hereto and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or as may consistently herewith be determined by the officers executing such Securities, as evidenced by their execution of such Securities.

         If the forms of Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

         The Securities of each series shall be issuable in registered form without coupons.

         The definitive Securities shall be typewritten, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the officers of the Company executing such Securities, as evidenced by their execution of such Securities.

         SECTION 202.  FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

         Subject to Section 613, the Trustee's certificate of authentication shall be in substantially the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                        ________________________________________
                                                                    , as Trustee


                                        By  ____________________________________
                                                              Authorized Officer

         SECTION 203.  SECURITIES IN GLOBAL FORM.

         Unless otherwise provided in or pursuant to this Indenture, the Securities shall not be issuable in global form. If Securities of a series shall be issuable in global form, any such Security may provide that it or any number of such Securities shall represent the aggregate amount of all Outstanding Securities of such series (or such lesser amount as is permitted by the terms thereof) from time to time endorsed thereon and may also provide that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect exchanges. Any endorsement of any Security in global form to reflect the amount, or any increase or decrease in the amount, or changes in the rights of Holders, of Outstanding Securities represented thereby shall be made in such manner and by such Person or Persons as shall be specified therein or in the Company Order to be delivered pursuant to Section 303 or 304 with respect thereto. Subject to the provisions of
Section 303, the Trustee shall deliver and redeliver any Security in global form in the manner and upon instructions given by the Person or Persons specified therein or in the applicable Company Order. If a Company Order pursuant to Section 303 has been, or simultaneously is, delivered, any instructions by the Company with respect to a Security in global form shall be in writing but need not be accompanied by or contained in an Officers' Certificate and need not be accompanied by an Opinion of Counsel.


                                 ARTICLE THREE

                                 THE SECURITIES

         SECTION 301.  AMOUNT UNLIMITED; ISSUABLE IN SERIES.

         The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

         The Securities may be issued in one or more series. The terms of the Securities in addition to or in lieu of those set forth in this Indenture shall be determined or established in any one or more of the following ways: (1) in one or more indentures supplemental hereto; (2) in one or more Board Resolutions (in which case such Board Resolutions shall be included in or attached to an Officers' Certificate setting forth such terms); or (3) in a manner specified in or authorized by one or more Board Resolutions (in which case such Board Resolutions and any administrative procedures relating to the manner in which the terms of Securities are to be determined or established shall be included in or attached to an Officers' Certificate setting forth the manner in which such terms are to be determined or established). The terms to be so determined or established shall include:

                  (a) the title of the Securities and the series in which such Securities shall be included;

                          (b) any limit upon the aggregate principal amount of the Securities of such series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of such series pursuant to Section 304, 305, 306, 907 or 1107);

                          (c) the date or dates on which the principal of such Securities is payable, or the manner in which such date or dates is to be determined, and the terms and conditions, if any, upon which the Company may re-borrow the proceeds from such a payment or exchange such Securities for new Securities or other securities on any such payment date or dates;

                          (d) the rate or rates at which such Securities shall bear interest, if any, or the manner in which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the manner in which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable, or the manner in which such Interest Payment Dates shall be determined, the Regular Record Dates for any interest payable on such Interest Payment Dates, and the basis upon which interest shall be calculated if other than that of a 360-day year consisting of twelve 30-day months;

                          (e) the right, if any, of the Company to extend the interest payment periods of such Securities, the maximum duration, if any, of any such extension or extensions, the Additional Interest, if any, payable on such Securities if any interest payment period is extended and any notice (which shall include the Trustee) which must be given upon the exercise of such rights;

                          (f) the Place of Payment for such Securities, if any, other than or in addition to The City of New York, and the place or places where any such Securities may be surrendered for registration of transfer or exchange or for conversion or exchange and any notices and demands to or upon the Company in respect of such Securities and this Indenture may be served;

                          (g) whether such Securities are to be redeemable at the option of the Company and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the terms and conditions upon which such Securities may be redeemed, in whole or in part, at the option of the Company;

                          (h) the obligation, if any, of the Company to redeem or repay such Securities pursuant to any sinking fund or analogous provisions or to repay such Securities at the option of a Holder thereof or upon the occurrence of one or more specified events and, if so, the date or dates on which, the period or periods within which (or the event or events upon which), the price or prices at which and the other terms and conditions upon which such Securities shall be redeemed or repaid, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such Securities so redeemed or repaid;

                          (i) the terms and conditions, if any, upon which such Securities may be convertible into or exchanged for American General Common Stock, American General Preferred Stock or other securities of any kind, including the initial conversion or exchange price or rate, the conversion or exchange period, the circumstances under which any such conversion or exchange right may expire, and any other provision in addition to or in lieu of those set forth in this Indenture;

                          (j)     the denominations in which any such
                 Securities shall be issuable if other than denominations of $_____ and any integral multiple thereof;

                          (k) whether the amount of payments of principal of and any premium or interest (including Additional Interest) on such Securities may be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based, without limitation, on one or more currencies, commodities, equity indices or other indices) and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable;

                          (l) any deletions from, modifications of or additions to the Events of Default or covenants of the Company with respect to such Securities, whether or not such Events of Default or covenants are consistent with the Events of Default or covenants set forth herein, any change in the right of the Trustee or Holders to declare the principal of, and any premium and interest on, such Securities due and payable, and any additions to the definitions currently set forth in this Indenture;

                          (m)     the form or forms of such Securities;

                          (n) whether any such Securities are to be issuable in global form, and, if so, (i) when any of such Securities are to be issued in global form, (ii) whether beneficial owners of interests in any such global Security may exchange such interests for certificated Securities of such series and of like tenor of any authorized denomination and the circumstances under which any such exchange may occur, if other than in the manner provided in Section 305, (iii) the name of the Depository with respect to any global Security, and (iv) the form of any legend or legends to be borne by any such global Security in addition to or in lieu of the legend referred to in Section 303;

                          (o) if there is more than one Trustee, the identity of the Trustee and, if not the Trustee, the identity of each Security Registrar, Paying Agent and Authenticating Agent with respect to such Securities;

                          (p) the applicability, if any, of Section 1010 to the Securities of such series and any provisions in modification of, in addition to or in lieu of any of the provisions of Section 1010;


                          (q)     whether and under what circumstances
                 Additional Amounts on such Securities or any of them shall be payable and, if so, whether the Company has the option to redeem such Securities rather than pay such Additional Amounts;

                          (r)     any restriction or condition on the
                 transferability of such Securities; and

                          (s) any other terms of such Securities (which terms shall not be inconsistent with the provisions of this Indenture).

         All Securities of any one series shall be substantially identical except as to the date or dates from which interest, if any, shall accrue and denomination and except as may otherwise be provided in the terms of such Securities determined or established as provided above. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened for issuances of additional Securities of such series.

         If any of the terms of the Securities of any series are established by action that is taken both pursuant to a Board Resolution and at or prior to the delivery of the Officers' Certificate setting forth the terms of such series of Securities or the manner in which such terms are to be determined or established, then a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers' Certificate setting forth the terms of such series or the manner in which such terms are to be determined or established.

         SECTION 302.  CURRENCY; DENOMINATIONS.

         The principal of, premium, if any, and interest (including Additional Interest) on the Securities shall be payable in Dollars. Unless otherwise provided as contemplated by Section 301 with respect to any series of Securities, any Securities of a series shall be issuable in denominations of $_______ and any integral multiple thereof.

         SECTION 303.  EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

         The Securities shall be executed on behalf of the Company by its Chairman, its Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Treasurer or Secretary or one of its Assistant Treasurers or Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

         Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices on the date(s) such Securities were issued.

         At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of any series executed by the Company to the Trustee for authentication, together with the Board Resolution and Officers' Certificate or supplemental indenture or other instrument with respect to such Securities referred to in Sections 201 and 301 and a Company Order for the authentication and delivery of such Securities, and the Trustee, in accordance with the Company Order and subject to the provisions hereof, shall authenticate and deliver such Securities. If all the Securities of any series are not to be issued at one time and if the Board Resolution or supplemental indenture establishing such series shall so permit, such Company Order may set forth procedures acceptable to the Trustee for the issuance of such Securities and determining the terms of particular Securities of such series, such as interest rate, maturity date, date of issuance and date from which interest shall accrue. In authenticating Securities hereunder, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon,

                 (1) an Opinion of Counsel stating substantially to the effect that,

                          (a) the form and terms of such Securities, or the manner of determining such terms, have been established in conformity with the provisions of this Indenture; and

                          (b) such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, moratorium, fraudulent conveyance or other laws relating to or affecting the enforcement of creditors' rights and by general equity principles;

                 (2) an Officers' Certificate stating, to the best knowledge of each signer of such certificate, that no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities shall have occurred and be continuing; and

                 (3) a copy of the LLC Agreement and Written Action of the American General LLC issuing the series of Preferred Securities related to such Securities, certified by the Secretary or Assistant Secretary of the Company or by the Manager Member of such American General LLC to be a true and correct copy thereof and in full force and effect.

The Trustee shall not be required to authenticate or to cause an Authenticating Agent to authenticate such Securities if the issuance of such Securities pursuant to this Indenture will affect the Trustee's own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner that is not reasonably acceptable to the Trustee.

         If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Opinion of Counsel and Officers' Certificate at the time of issuance of each such Security, but such opinion and certificate shall be delivered at or before the time of issuance of the first Security of such series to be issued.

         If the Company shall establish pursuant to Section 301 that the Securities of a series are to be issued in whole or in part in the form of one or more global Securities, the Company shall execute and the Trustee shall, in accordance with this Section and the Company Order with respect to such series, authenticate and deliver one or more global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the Outstanding Securities of such series to be represented by such global Security or Securities, (ii) shall be registered in the name of the Depository for such global Security or Securities or the nominee of such Depository, (iii) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instruction and (iv) shall bear a legend substantially to the following effect (or to such other effect as may be specified in the document authorizing such a series of Securities or as the Depository, the Trustee and the Company may agree):

                 "Unless this Security is presented by an authorized representative of The Depository Trust Company (the "Depository") (55 Water Street, New York, New York) to the issuer hereof or its agent for registration of transfer, exchange or payment, and any security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depository and any payment is made to Cede & Co., any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, Cede & Co., has an interest herein.

                 Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository".

         Unless otherwise provided in the form of Security, each Security shall be dated the date of its authentication.

         No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for in Section 202 or 613 executed by or on behalf of the Trustee or an Authenticating Agent by the manual signature of one of its authorized officers.

Such an executed certificate of authentication upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

         SECTION 304.  TEMPORARY SECURITIES.

         Pending the preparation of definitive Securities of any series, the Company may execute and deliver to the Trustee, and upon Company Order the Trustee shall authenticate and deliver, in the manner provided in Section 303, temporary Securities of such series which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued, in registered form and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Company executing such Securities may determine, as evidenced by their execution of such Securities. Such temporary Securities may be in global form.

         If temporary Securities of any series are issued, the Company shall cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of such definitive Securities, the temporary Securities of such series shall be exchangeable for definitive Securities of such series containing identical terms and provisions upon surrender of the temporary Securities of such series at the office or agency of the Company maintained for such purpose pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities of any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like aggregate principal amount of definitive Securities of authorized denominations of the same series containing identical terms and provisions. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series.

         SECTION 305.  REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

         The Company shall cause to be kept at an office or agency of the Company maintained pursuant to Section 1002 a register (each such register being herein sometimes referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the Securities of each series and of transfers of the Securities of each series. Such office or agency shall be the "Security Registrar" for the Securities, if any, of each series of Securities. In the event that the Trustee shall not be the Security Registrar with respect to a particular series of Securities, it shall have the right to examine the Security Register for such series at all reasonable times. Unless and until a successor Security Registrar is approved by a Board Resolution, Chemical Bank shall serve as the Security Registrar for each series of Securities.

         Upon surrender for registration of transfer of any Security of any series at any office or agency of the Company maintained for that series pursuant to Section 1002, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount, bearing a number not contemporaneously outstanding, and containing identical terms and provisions.

         At the option of the Holder, Securities of any series (except a global Security representing all or a portion of such series) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount, containing identical terms and provisions, upon surrender of the Securities to be exchanged at any such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.

         Notwithstanding the foregoing, except as otherwise provided in or pursuant to this Indenture, any global Security shall be exchangeable for certificated Securities only if (i) the Depository is at any time unwilling, unable or ineligible to continue as Depository and a successor depository is not appointed by the Company within 90 days of the date the Company is so informed in writing, (ii) the Company executes and delivers to the Trustee a Company Order to the effect that such global Security shall be so exchangeable, or (iii) an Event of Default has occurred and is continuing with respect to the Securities of the same series. If the beneficial owners of interests in a global Security are entitled to exchange such interests for certificated Securities of such series, then without unnecessary delay but in any event not later than the earliest date on which such interests may be so exchanged, the Company shall deliver to the Trustee certificated Securities in such form and denominations as are required by or pursuant to this Indenture, and of the same series as, containing identical terms as and in aggregate principal amount equal to the principal amount of, such global Security, executed by the Company. On or after the earliest date on which such interests may be so exchanged, such global Security shall be surrendered from time to time by the Depository to the Trustee, as the Company's agent for such purpose, to be exchanged, in whole or in part, for certificated Securities as described above, without charge, in accordance with instructions (which instructions shall be in writing but need not be contained in or accompanied by an Officers' Certificate or be accompanied by an Opinion of Counsel) given by the Company to the Trustee and such Depository. The Trustee shall authenticate and make available for delivery, in exchange for each portion of such surrendered global Security, a like aggregate principal amount of certificated Securities of the same series of authorized denominations and of like tenor as the portion of such global Security to be exchanged; provided, however, that no such exchanges may occur during a period beginning at the opening of business 15 days before any selection of Securities for redemption of the same series and containing identical terms and ending on the relevant Redemption Date. Promptly following any such exchange in part, such global Security shall be returned by the Trustee to the Depository, in accordance with the instructions of the Company referred to above, with an endorsement thereon to reflect the decrease in the aggregate amount of Outstanding Securities represented thereby. If a Security is issued in exchange for any portion of a global Security after the close of business at the office or agency for such Security where such exchange occurs on or after (i) any Regular Record Date for such Security and before the opening of business at such office or agency on the next Interest Payment Date, or (ii) any Special Record Date for such Security and before the opening of business at such office or agency on the related proposed date for payment of interest or Defaulted Interest, as the case may be, interest shall not be payable on such Interest Payment Date or proposed date for payment, as the case may be, in respect of such Security, but shall be payable on such Interest Payment Date or proposed date for payment, as the case may be, only to the Person to whom interest in respect of such portion of such global Security shall be payable in accordance with the provisions of this Indenture.

         All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitling the Holders thereof to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

         Every Security presented or surrendered for registration of transfer or for exchange or redemption shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar therefor duly executed, by the Holder thereof or his attorney duly authorized in writing.

         No service charge shall be made for any registration of transfer or exchange or redemption of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 907 or 1107 not involving any transfer.

         Except as otherwise provided in or pursuant to this Indenture, the Company shall not be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the selection for redemption of Securities of like tenor and the same series under Section 1103 or Article Twelve and ending at the close of business on the day of the mailing of the relevant notice of redemption, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be redeemed or
(iii) to issue, register the transfer of or exchange any Security which, in accordance with its terms, has been surrendered for repayment at the option of the Holder, except the portion, if any, of such Security not to be so repaid.

         SECTION 306.  MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

         If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

         If there shall be delivered to the Company and to the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security, and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of the same series and principal amount, containing identical terms and provisions and bearing a number not contemporaneously outstanding.

         In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

         Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

         Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

         The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

         SECTION 307.  PAYMENT OF INTEREST; RIGHTS PRESERVED.

         Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, interest (including Additional Interest) on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name such Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. If a series of Securities is convertible into shares of American General Common Stock, then, unless otherwise specified with respect to such Securities in accordance with the provisions of Section 301, interest on such Interest Payment Date shall be payable to each Holder on the related Regular Record Date notwithstanding the conversion of any such Security between such Regular Record Date and such Interest Payment Date.

         Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 301, any interest (including any Additional Interest) with respect to any Security of any series which is payable, but is not punctually paid or duly provided for (other than by reason of an extension of an interest payment period), on any Interest Payment Date for such Security (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder thereof on the relevant Regular Record Date by virtue of having been such

Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in subsection (a) or (b) below:

                 (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities affected (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when so deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this subsection provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, United States first-class postage prepaid, to each Holder of such Securities (or their respective Predecessor Securities) at the address of such Holder as it appears in the Security Register, not less than 10 days prior to such Special Record Date. The Trustee may, in its discretion, in the name and at the expense of the Company, cause a similar notice to be published at least once in an Authorized Newspaper of general circulation in The City of New York, but such publication shall not be a condition precedent to the establishment of such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names such Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following subsection (b).

                 (b) The Company may make payment of any Defaulted Interest on such Securities in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this subsection (b), such manner of payment shall be deemed practicable by the Trustee.

         At the option of the Company, interest on Securities of any series that bear interest may be paid by mailing a check to the address of the Person entitled thereto as such address shall appear in the Security Register or by transfer to an account maintained by the payee with a bank located in the United States or by any other means permitted in the form of Securities of any particular series pursuant to the provisions of this Indenture.

         Subject to the foregoing provisions of this Section and Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

         SECTION 308.  PERSONS DEEMED OWNERS.

         Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered in the Security Register as the owner and Holder of such Security for the purpose of receiving payment of the principal of and any premium and (subject to Sections 305 and 307) interest (including Additional Interest) on such Security and for all other purposes whatsoever, whether or not any payment with respect to such Security shall be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

         No owner of a beneficial interest in any global Security held on its behalf by a Depository shall have any rights under this Indenture with respect to such global Security, and such Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the owner and Holder of such global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         SECTION 309.  CANCELLATION.

         All Securities surrendered for payment, redemption, conversion, exchange or registration of transfer or exchange or for credit against any sinking fund payment shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee, and any such Securities, as well as Securities surrendered directly to the Trustee for any such purpose, shall be promptly canceled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section, except as expressly permitted by or pursuant to this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with its customary practices, subject to applicable law.

         SECTION 310.  COMPUTATION OF INTEREST.

         Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year consisting of twelve 30-day months and, for any period shorter than a full monthly interest payment period, shall be computed on the basis of the actual number of days elapsed in such period.


                                  ARTICLE FOUR

                           SATISFACTION AND DISCHARGE

         SECTION 401.  SATISFACTION AND DISCHARGE OF INDENTURE.

         This Indenture shall upon Company Request cease to be of further effect with respect to any series of Securities specified in such Company Request (except as to (i) any right to convert or exchange Securities of such series for another security provided for in the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities, (ii) any surviving right of registration of transfer or exchange of Securities of such series expressly provided for herein, (iii) any right to receive payments of the principal of, premium, if any, and interest (including Additional Interest) on the Securities of such series from the funds described below, and (iv) any right to receive Additional Amounts with respect to such series as provided in the next to last paragraph of this Section 401), and the Trustee, on demand of and at the expense of the Company, shall execute such instruments as may be requested by the Company acknowledging satisfaction and discharge of this Indenture with respect to such series, when

                 (a)      either

                          (1) all Securities of such series theretofore authenticated and delivered (other than Securities of such series that have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 306, and Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                          (2) all Securities of such series not theretofore delivered to the Trustee for cancellation

                          (i)     have become due and payable, or

                          (ii) will become due and payable at their Stated Maturity within one year, or

                          (iii) if redeemable at the option of the Company, are to be called for redemption within one year under arrangements satisfactory to the

                          Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

                 and the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 402(c)) with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series,
                 (A) money in an amount, or (B) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than the opening of business on the due dates of any payment of the principal, premium, if any, and interest (including any Additional Interest) with respect thereto money in an amount or (C) a combination thereof, sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and interest (including any Additional Interest) on, such Securities to the date of such deposit (in the case of Securities of such series which have become due and payable) or to the Stated Maturity or Maturity thereof, as the case may be;

                 (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                 (c) the Company has delivered to the Trustee a Certificate of a Firm of Independent Public Accountants certifying as to the sufficiency of the amounts deposited pursuant to paragraph (2) of subsection (a) of this Section for payment of the principal, premium, if any, and interest (including any Additional Interest) with respect to the Securities of such series on the dates such payments are due, and an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture as to such series of Securities have been complied with.

         If there are Securities of two or more series hereunder and if a different Trustee has been appointed with respect to one or more of such series, then each Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture if requested to do so only with respect to Securities of the series as to which it is Trustee and if the other conditions thereto are met.

         If, subsequent to the date a discharge is effected pursuant to this
Section 401, Additional Amounts in excess of those established as of the date such discharge is effected become payable in respect of the series of Securities discharged, in order to preserve the benefits of the discharge established hereunder, the Company shall irrevocably deposit or cause to be irrevocably deposited in accordance with the provisions of this Section 401, within ten Business Days prior to the date the first payment in respect of any portion of such excess Additional Amounts becomes due, such additional funds as are necessary to satisfy the provisions of this Section 401 as if a discharge were being effected as of the date of such subsequent deposit. Failure to comply with the requirements of this paragraph shall result in the termination of the benefits of the discharge established by this Section 401.

         Notwithstanding the satisfaction and discharge of this Indenture with respect to a series of Securities, the obligations with respect to the right of registration of transfer or exchange of Securities of such series provided for herein, the obligations of the Company under the preceding paragraph, the obligations with respect to any conversion or exchange of Securities of such series provided in the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities, the obligations of the Company to the Trustee under Section 607 and, if money and/or Government Obligations shall have been irrevocably deposited with the Trustee pursuant to paragraph (2) of subsection (a) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

         SECTION 402.  APPLICATION OF TRUST MONEY.

                 (a)      Subject to the provisions of the last paragraph of
         Section 1003, all money and/or Government Obligations deposited with the Trustee pursuant to Section 401 or Section 1010 or pursuant to a supplemental indenture entered into pursuant to Section 901(i), and all money received by the Trustee in respect of any such Government Obligations, shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal, premium, if any, and interest (including any Additional Interest) for whose payment such money has or Government Obligations have been deposited with or received by the Trustee or to make mandatory sinking fund payments or analogous payments as contemplated by Section 401, or Section 1010 or any such supplemental indenture; but such money and Government Obligations need not be segregated from other funds of the Trustee except to the extent required by law.

                 (b) The Company shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against Government Obligations deposited pursuant to Section 401 or Section 1010 or pursuant to a supplemental indenture entered into pursuant to
         Section 901(i) or the interest and principal received in respect of such obligations other than any payable by or on behalf of Holders.

                 (c) The Trustee shall deliver or pay to the Company from time to time upon Company Request any Government Obligations or money held by it as provided in Section 401 or Section 1010 or in any supplemental indenture entered into pursuant to Section 901(i) which, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, are then in excess of the amount thereof which then would have been required to be deposited for the purpose for which such obligations or money were deposited or received.

                                  ARTICLE FIVE

                                    REMEDIES

         SECTION 501.  EVENTS OF DEFAULT.

         "Event of Default," wherever used herein with respect to Securities of any series (unless otherwise specified with respect to such series of Securities in the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities), means any one of the following events which has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to the provisions of Article Thirteen or any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                 (a) default in the payment of any installment of interest (including any Additional Interest) upon any of the Securities of that series, as and when the same shall become due and payable, and continuance of such default for a period of 10 days; provided that (i) a valid extension of an interest payment period by the Company pursuant to the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities shall not constitute a default in the payment of interest for this purpose and (ii) no such default shall be deemed to exist if, on or prior to the date on which such interest became due, the Company shall have made a payment sufficient to pay such interest pursuant to the Guarantee with respect to the series of Preferred Securities related to such series of Securities and shall have delivered a notice to the Trustee to that effect;

                 (b) default in the payment of the principal of (or premium, if any, on) any of the Securities of that series, as and when the same shall become due and payable whether at maturity, upon redemption, by declaration of acceleration or otherwise, or in any payment required by any sinking or analogous fund established with respect to that series; provided that (i) no such default in the payment of principal (or premium, if any) shall be deemed to exist if, on or prior to the date such principal (and premium, if any) became due (whether at maturity, upon redemption, by declaration of acceleration or otherwise), the Company shall have made a payment, sufficient to pay such principal (and premium, if any), pursuant to the Guarantee with respect to the series of Preferred Securities related to such series of Securities and shall have delivered a notice to the Trustee to that effect and (ii) a valid exchange of a Security upon its Maturity for another Security pursuant to this Indenture or the supplemental indenture, Board Resolution or other instrument authorizing Securities of that series shall not constitute a default in the payment of the principal of the Security being exchanged for this purpose;

                 (c) if applicable to the Securities of that series, failure by the Company to issue the American General Preferred Stock or American General Common Stock upon an election by the Holder or Holders of such Securities to convert such Securities into shares of American General Preferred Stock or American General Common Stock, as the case may be, pursuant to the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities;

                 (d) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company with respect to that series contained in such Securities or otherwise established with respect to that series of Securities pursuant to Section 301 hereof or contained in this Indenture (other than a covenant or agreement which has been expressly included in this Indenture solely for the benefit of one or more series of Securities other than such series) and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring the same to be remedied and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee, by registered or certified mail, or to the Company and the Trustee by a Holder or Holders of at least 25% in aggregate principal amount of the Securities of that series at the time Outstanding or the holder or holders of at least 25% in aggregate liquidation preference of Preferred Securities of the series related to such series of Securities;

                 (e) the liquidation, dissolution or winding-up of the American General LLC that issued the Preferred Securities of the series related to such series of Securities, except in connection with, or after, the exchange of such Preferred Securities for such Securities or the related series of American General Preferred Stock, as the case may be, or in connection with any merger, consolidation, conveyance, transfer or lease of assets permitted by the applicable LLC Agreement;

                 (f) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Company in an involuntary proceeding under any applicable United States bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

                 (g) the Company shall have commenced a voluntary proceeding under any applicable United States bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of the Company or of all or any substantial part of its property, or shall have made an assignment for the benefit of creditors; or

                 (h) any other Event of Default provided with respect to such series of Securities in the supplemental indenture, Board Resolution or other instrument authorizing such series.

         SECTION 502.  ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

         If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing (other than an Event of Default specified in Section 501 (f) or (g)), then, and in every such case, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the principal amount of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal amount shall become immediately due and payable. If an Event of Default specified in Section 501 (f) or (g) with respect to Securities of any series at the time Outstanding occurs and is continuing, then, and in every such case, the principal amount of all of the Securities of that series shall become and be immediately due and payable without any declaration or other action on the part of the Trustee or any Holder.

         At any time after such acceleration with respect to Securities of any series and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may, subject to the provisions of Section 1007(b)(iii), rescind and annul such acceleration and its consequences if:

                 (a) the Company has paid or deposited with the Trustee a sum of money sufficient to pay

                          (1) all overdue installments of any interest (including any Additional Interest) on all Securities of that series;

                          (2) the principal of and any premium on any Securities of that series which have become due otherwise than by reason of such acceleration and interest thereon at the rate or rates borne by or provided for in such Securities;

                          (3) to the extent that payment of such interest is lawful, interest upon overdue installments of interest (including Additional Interest) at the rate or rates borne by or provided for in such Securities, and

                          (4) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                 (b) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which has become due solely by reason of such acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

         SECTION 503. COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

         The Company covenants that if

                 (a) default is made in the payment of any installment of interest (including any Additional Interest) on any Security when such interest shall have become due and payable and such default continues for a period of 10 days, or

                 (b) default is made in the payment of the principal of or any premium on any Security at its Maturity,

the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of all Securities which are of the same series as such Security, the whole amount of money then due and payable with respect to such Securities for principal, premium, interest (including any Additional Interest) and, to the extent that payment of such interest shall be legally enforceable, interest upon any overdue principal (and premium, if any) and upon any overdue installments of interest (including any Additional Interest), at the rate or rates borne by or provided for in such series of Securities, and, in addition thereto, such further amount of money as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated.

         If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or such Securities or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy.

         SECTION 504.  TRUSTEE MAY FILE PROOFS OF CLAIM.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration of acceleration or otherwise and irrespective of whether the Trustee shall have made any demand on the

Company for the payment of any overdue principal, premium, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

                 (a) to file and prove a claim for the whole amount, or such lesser amount as may be provided for in the Securities of any series, of principal, premium and interest (including any Additional Interest) owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

                 (b) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator (or other similar official) in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

         SECTION 505.  TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF
                       SECURITIES.

         All rights of action and claims under this Indenture or any of the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 506.  APPLICATION OF MONEY COLLECTED.

          Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, any premium or interest (including Additional Interest), upon presentation of the Securities, and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 607;

                 SECOND: Subject to Article Thirteen, to the payment of the amounts then due and unpaid upon the Securities for principal, any premium and interest (including any Additional Interest) in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities for principal, any premium and interest (including any Additional Interest), respectively; and

                 THIRD: The balance, if any, to the Person or Persons entitled thereto.

         SECTION 507.  LIMITATION ON SUITS.

         Subject to Section 508, no Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                 (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

                 (b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                 (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

                 (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                 (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

         SECTION 508. UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, ANY PREMIUM AND INTEREST.

         Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 305 and 307) any interest (including any Additional Interest) on such Security, on the respective Stated Maturity or Maturities thereof expressed in such Security (or, in the case of redemption, on the Redemption Date or, in the case of repayment at the option of such Holder, on the date such repayment is due) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

         SECTION 509.  RESTORATION OF RIGHTS AND REMEDIES.

         If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders of Securities shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

         SECTION 510.  RIGHTS AND REMEDIES CUMULATIVE.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 511.  DELAY OR OMISSION NOT WAIVER.

         No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities.

         SECTION 512.  CONTROL BY HOLDERS OF SECURITIES.

         Subject to the provisions of Section 1007(b)(i), the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Securities of such series, provided that

                 (a) such direction shall not be in conflict with any rule of law or with this Indenture or with the Securities of such series;

                 (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction;

                 (c) such direction is not unduly prejudicial to the rights of other Holders of Securities of such series not joining in such action; and

                 (d) subject to the provisions of Sections 601 and 603, the Trustee shall have the right to decline to follow any such direction if the Trustee in good faith shall, by a Responsible Officer or Officers of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability.

         SECTION 513.  WAIVER OF PAST DEFAULTS.

         Subject to the provisions of Section 1007(b)(ii), the Holders of a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past default hereunder with respect to the Securities of such series and its consequences, except a default

                 (a) in the payment of the principal of or any premium or interest (including Additional Interest) on any Security of such series; or

                 (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

         SECTION 514.  UNDERTAKING FOR COSTS.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant (other than the Company and the Trustee) in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Outstanding Securities of any series, to any suit instituted by any Holder of a Security for the enforcement of the payment of the principal of or any premium or interest (including Additional Interest) on any Security, on or after the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of a Holder, on or after the date such repayment is due) or interest on any overdue principal of any Security, or to any suit instituted by any Holder of a Security for the enforcement of any right to convert or exchange such Security into or for another security.

         SECTION 515.  WAIVER OF STAY OR EXTENSION LAWS.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         SECTION 516.  SPECIAL TRUSTEE

                 (a) The Company expressly acknowledges that, under the circumstances set forth in the applicable LLC Agreement or Written Action, the holders of each series of Preferred Securities shall have the right, prior to a Special Event Exchange of such series of Preferred Securities, to appoint a Special Trustee if an Event of Default with respect to the series of Securities related to such series of Preferred Securities or certain other events specified in such LLC Agreement or Written Action shall have occurred and be continuing. Such Special Trustee shall be authorized to exercise the rights and remedies of the American General LLC that issued the Preferred Securities of such series as Holder of the related series of Securities under this Indenture, other than the right to receive any payments on such Securities. Without limiting the foregoing, such Special Trustee shall be entitled to give any request, demand, authorization, direction, notice, consent or waiver hereunder as if it, rather than such American General LLC, were the Holder of the Securities of such series and, in determining whether the Holders of the requisite principal amount of Outstanding Securities of such series have given any such request, demand, authorization, direction, notice, consent or waiver, such

         Securities shall be deemed to be owned by the Special Trustee rather than such American General LLC. Any Special Trustee so appointed shall vacate office immediately in accordance with the applicable LLC Agreement if all Events of Default or other events specified in the applicable LLC Agreement or Written Action giving rise to such right of appointment have been cured or waived. The Company shall notify the Trustee when any such Special Trustee shall have been appointed and the date on which the authority of the Special Trustee shall have expired or terminated.

                 (b) Without limiting the generality of the foregoing, any Special Trustee appointed with respect to a series of Preferred Securities, in its own name and as Special Trustee of an express trust, may, subject to Section 507, institute a proceeding, including, without limitation, any suit in equity, an action at law or other judicial or administrative proceeding, to enforce the creditor's rights of the American General LLC that is the Holder of the related series of Securities directly against the Company to the same extent and subject to the same limitations as such American General LLC, as a Holder, could do so and on behalf of such American General LLC, and may prosecute such proceeding to judgment or final decree, and enforce the same against the Company and, subject to Article Thirteen, collect, out of the property, wherever situated, of the Company the monies adjudged or decreed to be payable in the manner and to the extent provided by law.


                                  ARTICLE SIX

                                  THE TRUSTEE

         SECTION 601.  CERTAIN DUTIES AND RESPONSIBILITIES.

                 (a)      Except during the continuance of an Event of Default,

                          (1) the Trustee undertakes to perform such duties, and only such duties, as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

                 (b) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

                 (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own wilful misconduct, except that

                          (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

                          (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series or a Special Trustee appointed with respect to the Securities of such series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series; and

                          (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

         SECTION 602.  NOTICE OF DEFAULTS.

         Within 90 days after the occurrence of any default hereunder with respect to the Securities of any series, the Trustee shall transmit, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or any premium or interest (including Additional Interest) on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of Securities of such series; and provided, further, that in the case of any default of the character specified in Section 501(d) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

         SECTION 603.  CERTAIN RIGHTS OF TRUSTEE.

         Except as otherwise provided in Section 601:

                 (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                 (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order (other than delivery of any Security to the Trustee for authentication and delivery pursuant to Section 303 which shall be sufficiently evidenced as provided therein) and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                 (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                 (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                 (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by or pursuant to this Indenture at the request or direction of any of the Holders of Securities of any series or a Special Trustee pursuant to this Indenture, unless such Holders or Special Trustee shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

                 (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

                 (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

                 (h) the Trustee shall not be charged with knowledge of any Event of Default (other than a default in any payment with respect to a Security due on a fixed date and with respect to which the Trustee is a Paying Agent) unless either (i) a Responsible Officer of the Trustee assigned to its corporate trustee administration department shall have actual knowledge thereof or (ii) the Trustee shall have received written notice thereof in accordance with Section 105 from the Company, any Holder or a Special Trustee.

         SECTION 604. NOT RESPONSIBLE FOR RECITALS, ISSUANCE OF SECURITIES OR FOR PREFERRED SECURITIES.

         The recitals contained herein and in the Securities (except the Trustee's certificate of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth therein. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Preferred Securities and the Trustee (as well as the Company and any conversion agent) shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of a Preferred Security to establish that such Person is such a holder. Prior to a Special Event Exchange with respect to a series of Preferred Securities, the Trustee (and any conversion agent) may conclusively rely on a certificate signed by an officer of the Managing Member of the American General LLC that issued such Preferred Securities or a certificate signed by an officer or representative of a Special Trustee with respect to such series of Preferred Securities as evidence that the holders of the necessary percentage of liquidation preference of Preferred Securities of such series have taken any action contemplated hereunder and shall have no duty to investigate the truth or accuracy of any statement contained therein.

         SECTION 605.  MAY HOLD SECURITIES.

         The Trustee, any Paying Agent, Security Registrar, Authenticating Agent or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to the provisions of the Trust Indenture Act, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, Authenticating Agent or such other agent.

         SECTION 606.  MONEY HELD IN TRUST.

         Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

         SECTION 607.  COMPENSATION AND REIMBURSEMENT.

         The Company agrees

                 (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                 (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except to the extent any such expense, disbursement or advance may be attributable to the Trustee's negligence or willful misconduct; and

                 (c) to indemnify each of the Trustee and its agents for, and to hold each of them harmless against, any loss, liability or expense arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the performance of its duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.

         As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of or any premium or interest (including Additional Interest) on particular Securities. "Trustee" for purposes of this Section 607 includes any predecessor Trustee, but negligence or bad faith of any Trustee shall not be attributed to any other Trustee.

         SECTION 608.  DISQUALIFICATIONS; CONFLICTING INTERESTS.

         If the Trustee has or shall acquire any conflicting interest, within the meaning of the Trust Indenture Act, it shall, within 90 days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

         SECTION 609.  CORPORATE TRUSTEE REQUIRED; ELIGIBILITY.

         There shall at all times be a Trustee hereunder which shall be a corporation or other person permitted by the Trust Indenture Act to act as Trustee under an indenture qualified under the Trust Indenture Act and that has a combined capital and surplus of at least $50,000,000. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

         SECTION 610.  RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR.

                 (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

                 (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Trustee and to the Company.

                 (d)      If at any time:

                          (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

                          (2)     the Trustee shall cease to be eligible under
                 Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder of a Security, or

                          (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company, by or pursuant to a Board Resolution, may remove such Trustee with respect to all Securities as to which it is Trustee or (ii) subject to Section 514, any Holder of a Security who has been a bona fide Holder of a Security of any series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee with respect to all Securities of such series and the appointment of a successor Trustee or Trustees.

                 (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the applicable requirements of Section
         611. If, within one year after such resignation, removal or incapability or the occurrence of such vacancy, a successor Trustee with respect to the Securities of any series shall be appointed by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by the Company. If no successor Trustee with respect to the Securities of any series shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by Section 611, any Holder of a Security who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

                 (f) The Company shall give notice to the Holders of Securities of a particular series of each resignation and each removal of the Trustee with respect to the Securities of such series and each appointment of a successor Trustee with respect to the Securities of such series in the manner provided in Section 106. Each such notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

         SECTION 611.  ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

                 (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties hereunder of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts hereunder of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its lien, if any, provided for in Section 607.

                 (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and
         (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust, that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee and that no Trustee shall be responsible for any notice given to, or received by, or any act or failure to act on the part of any other Trustee hereunder; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein, such retiring Trustee shall with respect to the Securities of that or those series to which the appointment of such successor Trustee relates have no further responsibility for the exercise of rights and powers or for the performance of the duties and obligations vested in the Trustee under this Indenture other than as hereinafter expressly set forth, and each such successor Trustee without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee, to the extent contemplated by such supplemental indenture, the property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

                 (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in subsection (a) or (b) of this Section, as the case may be.

                 (d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

         SECTION 612.  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
BUSINESS.

         Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

         SECTION 613.  APPOINTMENT OF AUTHENTICATING AGENT.

         The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue or exchange, registration of transfer or partial redemption thereof or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $5,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

         Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

         An Authenticating Agent may resign at any time by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by United States first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent shall serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

         The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation, including reimbursement of its reasonable expenses for its services under this Section.

         The provisions of Sections 308, 604 and 605 shall be applicable to each Authenticating Agent.

         If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee's certificate of authentication, an alternative certificate of authentication substantially in the following form:

         This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.


                                        ________________________________________
                                                                      as Trustee


                                        By _____________________________________
                                                         as Authenticating Agent


                                        By _____________________________________
                                                              Authorized Officer

         If all of the Securities of any series may not be originally issued at one time, and if the Trustee does not have an office capable of authenticating Securities upon original issuance located in a Place of Payment where the Company wishes to have Securities of such series authenticated upon original issuance, the Trustee, if so requested in writing (which writing need not comply with Section 102 and need not be accompanied by an Opinion of Counsel) by the Company, shall appoint in accordance with this Section 613, and on terms acceptable to the Trustee, an Authenticating Agent having an office in a Place of Payment designated by the Company with respect to such series of Securities.


                                 ARTICLE SEVEN

               HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

         SECTION 701. COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS OF SECURITIES.

         The Company shall furnish or cause to be furnished to the Trustee:

                 (a) semi-annually, not later than May 15 and November 15 in each year, commencing November 15, 1995, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the date not more than 15 days prior to the date of delivery thereof, and

                 (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that so long as the Trustee is the Security Registrar, no such list shall be required to be furnished for Securities for which the Trustee acts as Security Registrar.

         SECTION 702.  PRESERVATION OF INFORMATION; COMMUNICATIONS TO HOLDERS.

         The Trustee shall comply with the obligations imposed upon it pursuant to Section 312 of the Trust Indenture Act.

         Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any Authenticating Agent nor any Paying Agent nor any Security Registrar shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders of Securities in accordance with Section 312(c) of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 312(b) of the Trust Indenture Act.

         SECTION 703.  REPORTS BY TRUSTEE.

                 (a) Within 60 days after May 15 of each year commencing with the first May 15 after the first issuance of Securities pursuant to this Indenture, if required by Section 313(a) of the Trust Indenture Act, the Trustee shall transmit a brief report dated as of such May 15 with respect to any of the events specified in said
         Section 313(a) which may have occurred since the later of the immediately preceding May 15 and the date of this Indenture.

                 (b)      The Trustee shall transmit the reports required by
         Section 313(b) of the Trust Indenture Act at the times specified therein.

                 (c) Reports pursuant to this Section shall be transmitted in the manner and to the Persons required by Sections 313(c) and (d) of the Trust Indenture Act.

         SECTION 704.  REPORTS BY COMPANY.

         The Company, pursuant to Section 314(a) of the Trust Indenture Act, shall:

                 (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                 (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                 (c) transmit to the Holders of Securities within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Company pursuant to subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.


                                 ARTICLE EIGHT

                      CONSOLIDATION, MERGER, OR CONVEYANCE

         SECTION 801. CONSOLIDATIONS AND MERGERS OF COMPANY AND CONVEYANCES PERMITTED SUBJECT TO CERTAIN CONDITIONS.

         The Company may consolidate with, merge with or into, or convey, transfer or lease all or substantially all of its assets to any other Person, provided that (a) (i) in the case of a merger, the Company is the surviving entity in such merger, or (ii) in the case of a merger in which the Company is not the surviving entity or in the case of a consolidation or a conveyance, transfer or lease of assets, the Person into which the Company is merged or which is formed by such consolidation or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Company shall be a Person duly organized and validly existing under the laws of the United States of America or a State thereof and (x) such Person shall expressly assume by supplemental indenture, in form satisfactory to the Trustee, executed and delivered to the Trustee by such Person, the due and punctual payment of the principal of and any premium and interest (including Additional Interest) on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the other covenants of this Indenture and the Securities to be performed by the Company, and, (y) if any Preferred Securities are then outstanding, such Person shall expressly assume, in a written instrument delivered to the Managing Member of the American General LLC which issued such Preferred Securities, all of the obligations of the Company under the Guarantee related to such Preferred Securities, and (b) in each case, after giving effect to such consolidation, merger, conveyance, transfer or lease, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.

         SECTION 802.  RIGHTS AND DUTIES OF SUCCESSOR CORPORATION.

         In case of any such merger in which the Company is not the surviving entity or any such consolidation, conveyance, transfer or lease and upon any such assumption by the successor Person, such successor Person shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of the first part, and the predecessor, except in the event of a conveyance by way of lease, shall be relieved of any further obligation under this Indenture and the Securities and, if applicable, the Guarantee assumed by such successor Person. Such successor Person thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee, and, upon the order of such successor, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

         In case of any such merger, consolidation, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

         SECTION 803.  OFFICERS' CERTIFICATE AND OPINION OF COUNSEL.

         The Trustee, subject to the provisions of Sections 601 and 603, may receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such merger, consolidation, conveyance, transfer or lease, and any such assumption by the successor Person, complies with the provisions of this Article.


                                  ARTICLE NINE

                            SUPPLEMENTAL INDENTURES

         SECTION 901.  SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

         Without the consent of any Holders of Securities, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities contained; or

                 (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

                 (c) to add any additional Events of Default with respect to all or any series of Securities; or

                 (d) to add to or change any of the provisions of this Indenture to change or eliminate any restrictions on the payment of principal (or premium, if any) or any interest (including Additional Interest) with respect to Securities, to modify the provisions relating to global Securities, or to permit the issuance of Securities in bearer or uncertificated form, provided that any such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

                 (e) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination not otherwise permitted under this Section 901 shall (i) become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision or (ii) not apply to any Security then Outstanding; or

                 (f)      to secure the Securities; or

                 (g) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

                 (h) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or to facilitate the administration of the trusts hereunder by more than one Trustee pursuant to the requirements of Section 611(b); or

                 (i) to provide that the Company shall be deemed to have paid and discharged the entire indebtedness on all the Outstanding Securities of any series on the 91st day after the date of the deposit referred to in paragraph (5) hereof, and that the provisions of this Indenture, as it relates to such Outstanding Securities shall no longer be in effect (and the Trustee, at the expense of the Company, shall at Company Request, execute proper instruments acknowledging the same), except as to:

                          (1) the rights of Holders of Securities to receive, from the trust funds described in paragraph (4) hereof, (i) payment of the principal of (and premium, if any) and interest (including any Additional Interest) on the Outstanding Securities of that series on the Stated Maturity or Maturity of such principal, premium, if any, and interest and (ii) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                          (2) the Company's obligations with respect to such Securities under Sections 305, 306, 402, 1002 and 1003,

                          (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, and

                          (4) such other rights, if any, that are specified in such supplemental indenture as surviving such payment and discharge;

         provided that the following conditions shall have been satisfied:

                          (5) with reference to such provision, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 402(c)) with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series,
                 (i) money in an amount, or (ii) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than one day before the due date of any payment referred to in clause
                 (A) or (B) of this paragraph (4) money in an amount or (iii) a combination thereof, sufficient, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and interest (including any Additional Interest) on the Outstanding Securities of that series due on the Stated Maturity or Maturity of such principal, premium, if any, and/or interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                          (6) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

                          (7) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument relating to borrowed money, pursuant to which in excess of $10,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound;

                          (8)     such provision would not cause the
                 Outstanding Securities of such series then listed on the New York Stock Exchange to be delisted as a result thereof;

                          (9) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Securities of that series shall have occurred and be continuing on the date of such deposit or during the period ending on the 91st day after such date;

                          (10) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel to the effect that (i) the Company has received from, or there has been published by, the United States Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case, to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred;

                          (11) if the Securities of such series are to be redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable directions to give notice of such redemption in the name, and at the expense of the Company, under arrangements satisfactory to the Trustee;

                          (12) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and

                          (13) such supplemental indenture shall contain a provision substantially to the same effect as the last paragraph of Section 1010 but relating to the Securities to be discharged under the terms of such supplemental indenture; or

                 (j) to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of Securities, as herein set forth; or

                 (k) to make provision with respect to the conversion or exchange rights of the Holders of any series of Securities pursuant to the requirements of the supplemental indenture, Board Resolution, or other instrument establishing the terms of such series of Securities; or

                 (l) subject to Section 903(a), to make any change in Article Thirteen that would limit or terminate the benefits available to any holder of Senior Indebtedness under such Article; or

                 (m) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

         No consent of the holders of any Preferred Securities shall be required in connection with any supplemental indenture entered into pursuant to this Section 901.

         SECTION 902.  SUPPLEMENTAL INDENTURES WITH CONSENT OF HOLDERS.

         With the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of such Holders delivered to the Company and the Trustee, the Company, when authorized by or pursuant to a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                 (i) change the Stated Maturity of the principal of, or any installment of principal of or interest (including Additional Interest) on, any Security, or change any obligation of the Company to pay Additional Amounts pursuant to Section 1004 (except as contemplated by Section 801 and permitted by Section 901(a) and (d)), or reduce the principal amount thereof, any premium payable upon the redemption thereof or the rate or amount of interest (including Additional Interest) payable thereon, or adversely affect any right of repayment at the option of the Holder of any Security, or, subject to the provisions of Section 1002, change any Place of Payment where, or the coin or currency in which, the principal of any Security or any premium or interest (including any Additional Interest) on any Security is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date or, in the case of repayment at the option of the Holder, on or after the date for repayment); or

                 (ii) adversely affect any right to convert or exchange any Security or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders; or

                 (iii) reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture or reduce the requirements of Section 1404 for quorum or voting; or

                 (iv) modify any of the provisions of this Section, Section 513 or Section 1009, except to increase the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for the actions specified herein or therein, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this subsection shall not be deemed to require the consent of any Holder of Securities with respect to changes in the references to "the Trustee" and concomitant changes in this Section and Section 1009, or the deletion of this proviso, in accordance with the requirements of Section 901(h).

         SECTION 903.  GENERAL PROVISIONS REGARDING SUPPLEMENTAL INDENTURES.

         (a) A supplemental indenture entered into pursuant to Section 901 or Section 902 may not make any change that adversely affects the rights under Article Thirteen of any holder of Senior Indebtedness then outstanding unless the holders of such Senior Indebtedness (or any group or representative thereof authorized to give a consent) consent to such change. Moreover, prior to a Special Event Exchange with respect to a series of Preferred Securities then outstanding, no such supplemental indenture entered into pursuant to Section 902 shall amend the series of Securities related to such series of Preferred Securities or the provisions of this Indenture benefiting such series of Securities unless the prior approval of the holders of at least 66 2/3% of the aggregate liquidation preference of the Preferred Securities of such series then outstanding is obtained; provided, however, that where a consent of each Holder of Securities of a particular series is required pursuant to Section 902, the prior consent of each holder of the related series of Preferred Securities shall be first obtained.

         (b) A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series (or the holders of Preferred Securities of any series not related to such particular series of Securities).

         (c) It shall not be necessary for any Act of Holders of Securities or action of the holders of Preferred Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or action shall approve the substance thereof.

         SECTION 904.  EXECUTION OF SUPPLEMENTAL INDENTURES.

         In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modification thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

         SECTION 905.  EFFECT OF SUPPLEMENTAL INDENTURES.

         Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

         SECTION 906.  CONFORMITY WITH TRUST INDENTURE ACT.

         Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

         SECTION 907.  REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

         Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.


                                  ARTICLE TEN

                                   COVENANTS

         SECTION 1001.  PAYMENT OF PRINCIPAL, ANY PREMIUM AND INTEREST.

         The Company covenants and agrees for the benefit of the Holders of Securities of each series that it will duly and punctually pay the principal of and any premium and interest, including any Additional Interest (subject to any right of the Company to extend an interest payment period or, if so provided pursuant to Section 301, to exchange a Security upon the Maturity of such Security for another Security and subject to Section 1502) on the Securities of that series in accordance with the terms of such series of Securities and this Indenture.

         SECTION 1002.  MAINTENANCE OF OFFICE OR AGENCY.

         The Company shall maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for conversion or exchange or for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served, and the Company hereby initially appoints the Trustee at its Corporate Trust Office as its agent to receive all such presentations, surrenders, notices and demands. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of each such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all of such purposes, and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. Unless otherwise set forth in, or pursuant to, a Board Resolution or any indenture supplemental hereto with respect to a series of Securities, the Company hereby designates as the Place of Payment for each series of Securities the Borough of Manhattan, The City of New York, and initially appoints the Trustee at its Corporate Trust Office as Paying Agent and as its agent to receive all such presentations, surrenders, notices and demands.

         SECTION 1003.  MONEY FOR SECURITIES PAYMENTS TO BE HELD IN TRUST.

         If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it shall, on or before each due date of the principal of and any premium or interest (including any Additional Interest) on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, any premium and interest (including any Additional Interest) so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and shall promptly notify the Trustee of its action or failure so to act.

         Whenever the Company shall have one or more Paying Agents for any series of Securities, it shall, on or prior to each due date of the principal of and any premium or interest (including any Additional Interest) on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal, any premium and interest (including any Additional Interest) so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium and interest (including any Additional Interest), and (unless such





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

Paying Agent is the Trustee) the Company shall promptly notify the Trustee of its action or failure so to act.

         The Company shall cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                 (a) hold all sums held by it for the payment of the principal of and any premium or interest (including any Additional Interest) on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as provided in or pursuant to this Indenture;

                 (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment of the principal of, or premium, if any, or interest (including any Additional Interest) on Securities of that series; and

                 (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         The Company may at any time, for the purpose of obtaining the satisfaction and discharge or defeasance of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

         Except as otherwise specified as contemplated by Section 301 for Securities of any particular series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of and any premium or interest (including any Additional Interest) on any Security of any series and remaining unclaimed for two years after such principal and any premium or interest (including any Additional Interest) has become due and payable shall be paid to the Company upon Company Request along with interest, if any, that has been accumulated thereon or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment of such principal, premium or interest (including any Additional Interest), without interest thereon, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment for such series or to be mailed to Holders of Securities of such series, or both, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company.

         SECTION 1004.  ADDITIONAL AMOUNTS.

         If the Securities of a series provide for the payment of Additional Amounts to the Holders of such Securities, then the Company shall pay to each Holder of such Securities the Additional Amounts as provided therein.

         Except as otherwise provided in or pursuant to this Indenture, if the Securities of a series provide for the payment of Additional Amounts, at least 10 days prior to the first Interest Payment Date with respect to that series of Securities upon which such Additional Amounts shall be payable (or, if the Securities of that series shall not bear interest prior to Maturity, the first day on which a payment of principal and any premium is made), and at least 10 days prior to each date of payment of principal and any premium or interest if there has been any change with respect to the matters set forth in the below-mentioned Officers' Certificate, the Company will furnish the Trustee and the Company's Paying Agent or Paying Agents, if other than the Trustee or the Company, with an Officers' Certificate stating the amount of the Additional Amount payable per an amount of the principal of the Securities of such series equal to the minimum authorized denomination of such Securities (and, if such Additional Amounts are payable only with respect to particular Securities, then the names of the Holders of such Securities).

         SECTION 1005.  CORPORATE EXISTENCE.

         Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and franchises of the Company, provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders of Securities.

         SECTION 1006.  LIMITATIONS ON DIVIDENDS AND CERTAIN OTHER PAYMENTS.

         The Company covenants, for the benefit of the Holders of each series of Securities, that, subject to the next succeeding sentence, it shall not declare or pay any dividend on, and it shall not, nor shall it permit any of its Subsidiaries to, redeem, purchase, acquire or make a liquidation payment with respect to, any shares of American General Capital Stock, or make any guarantee payments with respect to the foregoing, if at such time (a) the Company shall have given notice of its election to extend an interest payment period for such series of Securities in accordance with the terms of such Securities and such period, or any extension thereof, shall be continuing, (b) the Company shall be in default with respect to its payment or other obligations under the Guarantee with respect to the series of Preferred Securities related to such series of Securities, or (c) an Event of Default hereunder with respect to such series of Securities shall have occurred and be continuing. The preceding sentence, however, shall not restrict (i) the purchase or acquisition of shares of American General Common Stock in connection with the satisfaction by the Company or a Subsidiary of its obligations under any employee benefit plan or the satisfaction by the Company of its obligations pursuant to any put contract requiring the Company to purchase any American General Common Stock, (ii) any of the actions described in the preceding sentence resulting from any reclassification of American General Capital Stock or the exchange or conversion of one class or series of American General Capital Stock for another class or series of American General Capital Stock, (iii) redemptions or purchases of any share purchase rights issued by the Company pursuant to its Rights Agreement, dated as of July 27, 1989, between the Company and First Chicago Trust Company of New York, as the same may exist at the time, (iv) the declaration and payment of a dividend or distribution of similar share purchase rights in the future, or (v) the purchase of fractional interests in shares of American General Capital Stock pursuant to the conversion or exchange provisions of such American General Capital Stock or the security being converted or exchanged. The Company covenants that it shall take all actions necessary to ensure the compliance of its Subsidiaries with this Section 1006.

         SECTION 1007.  CERTAIN COVENANTS REGARDING THE AMERICAN GENERAL LLCS.

         (a) The Company covenants that, prior to a Special Event Exchange of a series of Preferred Securities which is then outstanding, the Company shall:

                    (i) not cause or permit any LLC Common Securities of the American General LLC that is the issuer of the Preferred Securities of such series to be transferred (other than in connection with a merger, consolidation, conveyance, transfer or lease of all or substantially all of the assets of the holder of such LLC Common Securities permitted by Article Eight or the applicable provisions of the applicable LLC Agreement);

                    (ii) maintain direct or indirect ownership of all outstanding LLC Common Securities and other limited liability company interests (other than Preferred Securities) of the American General LLC that is the issuer of the Preferred Securities of such series, except as may be permitted by the applicable LLC Agreement;

                    (iii) cause at least 21% of all interests in the capital, income, gain, loss, deduction and credit of such American General LLC to be represented by the LLC Common Securities of such American General LLC;

                    (iv) not voluntarily liquidate, dissolve or wind-up (other than following a conveyance of all or substantially all of the Company's assets permitted by Article Eight) or permit the Managing Member of the American General LLC that is the issuer of the Preferred Securities of such series, or such American General LLC, to voluntary liquidate, dissolve or wind-up (except, in the case of the Managing Member, following a conveyance of all or substantially all of its assets permitted by the applicable provisions of the applicable LLC Agreement and, in the case of such American General LLC, in connection with or after a permitted exchange of all outstanding series of

         Preferred Securities of such American General LLC for the related series of Securities or American General Preferred Stock);

                    (v) except as otherwise permitted by the applicable LLC Agreement or Written Action, cause American General Delaware Management Corporation to remain the Managing Member of such American General LLC and to perform timely all of its duties as such Managing Member (including the duty to cause such American General LLC to declare and pay dividends on such series of Preferred Securities to the extent set forth in the applicable LLC Agreement and the Written Action authorizing such series of Preferred Securities); and

                    (vi) if so provided in the applicable Written Action and in the supplemental indenture, Board Resolution or other instrument authorizing the related series of Securities pursuant to
         Section 301, issue and/or deliver American General Preferred Stock or American General Common Stock, as the case may be, upon an election by the holder or holders of the Preferred Securities of the related series to exchange their Preferred Securities of such series for Securities of the related series and thereafter convert such Securities into shares of American General Preferred Stock or American General Common Stock.

         (b) The Company also covenants that, prior to a Special Event Exchange of a series of Preferred Securities which is then outstanding, the Company shall not permit the Managing Member of the American General LLC that is the issuer of such series of Preferred Securities from doing any of the following:

                    (i) at any time at which a Special Trustee has been appointed with respect to such series of Preferred Securities, directing the time, method and place of conducting any proceeding for any remedy available to the Special Trustee or the Trustee, or the exercise of any trust or power conferred on the Special Trustee or the Trustee, with respect to the related series of Securities;

                    (ii) waiving compliance with, or any past default under, the related series of Securities or this Indenture (to the extent that a Holder of Securities of such series is entitled to the benefits of the covenant or agreement waived or breached);

                    (iii) exercising any right to rescind or annul a declaration that the principal of the Securities of such related series shall be due and payable; or

                    (iv) consenting to any amendment, or modification of the Securities of such related series or of this Indenture;

without, in each case, obtaining the prior approval of the holders of at least 66 2/3% of the aggregate liquidation preference of the outstanding Preferred Securities of such series; provided, however, that, where a waiver or consent to an amendment or modification of a Security or this Indenture under the related series of Securities would, under this Indenture, require the waiver or consent of each Holder of such Securities affected thereby, the Company shall not permit such Managing Member to grant such waiver or consent without the prior consent of each holder of the Preferred Securities of such series. The Company shall not permit such Managing Member to revoke any action previously authorized or approved by a vote or the consent of the holders of Preferred Securities of such series without the approval of the holders of at least 66 2/3% of the aggregate liquidation preference of the Preferred Securities of such series then outstanding (or, if such action required the approval of each holder of Preferred Securities of such series, then only with the approval of each such holder).

         SECTION 1008.  STATEMENT AS TO COMPLIANCE; CERTAIN NOTICES.

                    (a) The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 102, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Company, as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture.
         For purposes of this Section 1008, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

                    (b) The Company shall deliver to the Trustee, no later than the Business Day on which the event occurs, written notice of the liquidation, dissolution or winding-up of an American General LLC if such liquidation, dissolution or winding-up would cause the principal of one or more series of Securities relating to the Preferred Securities issued by such American General LLC to mature earlier than the Stated Maturity of such Security.

                    (c) The Company shall deliver to the Trustee, within five days after the occurrence thereof, written notice of any event which after notice or lapse of time or both would become an Event of Default pursuant to Section 501.

         SECTION 1009.  WAIVER OF CERTAIN COVENANTS.

                    (a) The Company may omit in any particular instance to comply with any covenant or condition set forth in Section 1005 or 1006 and any covenant not currently included in this Indenture but specified as applicable to a series of Securities as contemplated by
         Section 301, with respect to the Securities of any series if, before or after the time for such compliance, the Holders of a majority in principal amount of the Outstanding Securities of such series (and, prior to a Special Event Exchange with respect to the Securities of such series, the holders of at least 66 2/3% of the aggregate liquidation preference of the Preferred Securities of the related series then outstanding) shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition.

                    (b) No waiver granted pursuant to this Section 1009 shall extend to or affect a covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

         SECTION 1010.  DEFEASANCE OF CERTAIN OBLIGATIONS.

         If this Section 1010 is specified, as contemplated by Section 301, to be applicable to Securities of any series, the Company may omit to comply with any term, provision or condition set forth in Sections 1005 and 1006 and any additional covenants not currently included in this Indenture specified as applicable to the Securities of such series as contemplated by Section 301, if

                    (a) with reference to this Section 1010, the Company has irrevocably deposited or caused to be irrevocably deposited (except as provided in Section 402) with the Trustee, as trust funds and/or obligations in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of that series, (i) money in an amount, or (ii) Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms, without consideration of any reinvestment thereof, will provide not later than one day before the due date of any payment referred to in clause (A) or (B) of this subsection (a) money in an amount, or (iii) a combination thereof, sufficient, as expressed in a Certificate of a Firm of Independent Public Accountants delivered to the Trustee, to pay and discharge (A) the principal of (and premium, if any) and interest (including any Additional Interest) on the Outstanding Securities of that series due on the Stated Maturity or Maturity of such principal, premium, if any, and interest and (B) any mandatory sinking fund payments or analogous payments applicable to Securities of such series on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Securities;

                    (b) such deposit shall not cause the Trustee with respect to the Securities of that series to have a conflicting interest for purposes of the Trust Indenture Act with respect to the Securities of any series;

                    (c) such deposit will not result in a breach or violation of, or constitute a default under, this Indenture or any other agreement or instrument relating to the borrowing of money, pursuant to which in excess of $10,000,000 principal amount is then outstanding, to which the Company is a party or by which it is bound;

                    (d) such deposit would not cause the Outstanding Securities of such series then listed on the New York Stock Exchange to be delisted as a result thereof;

                    (e) no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to Securities of that series shall have occurred and be continuing on the date of such deposit;

                    (f) the Company has delivered to the Trustee an Opinion of Counsel to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit and defeasance had not occurred;

                    (g) if the Securities of such series are to be redeemed, either notice of such redemption shall have been given or the Company shall have given the Trustee irrevocable direction to give notice of such redemption in the name and at the expense of the Company, under arrangements satisfactory to the Trustee; and

                    (h) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the defeasance contemplated by this Section have been complied with.

         In the event that, subsequent to the date a defeasance is effected pursuant to this Section 1010 with respect to Securities of any series, Additional Amounts in excess of those established as of the date such defeasance is effected become payable in respect of such Securities, in order to preserve the benefits of the defeasance established hereunder with respect to such series, the Company shall irrevocably deposit or cause to be irrevocably deposited in accordance with the provisions of subsection (a) of this Section 1010, within ten Business Days prior to the earlier to occur of
(i) one year after the existence of such excess Additional Amounts is established and (ii) the date the first payment in respect of any portion of such excess Additional Amounts becomes due, such additional funds as are necessary to satisfy the provisions of such subsection (a) as if a defeasance were being effected as of the date of such subsequent deposit. For purposes of this paragraph, the existence of excess Additional Amounts shall be deemed to have been established as of the date the governmental authority imposing the tax, duty, assessment or other governmental charge resulting in the Additional Amounts first publishes the legislation, regulation or other enactment adopting such tax, duty, assessment or other governmental charge. Failure to comply with the requirements of this paragraph shall result in the termination of the benefits of the defeasance established by this Section 1010 with respect to the Securities of such series.


                                 ARTICLE ELEVEN

                            REDEMPTION OF SECURITIES

         SECTION 1101.  APPLICABILITY OF ARTICLE.

         Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

         SECTION 1102.  ELECTION TO REDEEM; NOTICE TO TRUSTEE.

         The election of the Company to redeem any Securities shall be evidenced by or pursuant to a Board Resolution. In case of any redemption at the option of the Company of Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless all Securities of such series then Outstanding are held by an American General LLC, in which event, at least one Business Day prior to such Redemption Date and, in any case, unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities of such series to be redeemed. In the case of any redemption of Securities (i) prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, or (ii) pursuant to an election of the Company which is subject to a condition specified in the terms of such Securities, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction or condition.

         SECTION 1103.  SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

         If less than all the Securities of any series with the same terms are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee, not more than 60 days prior to the Redemption Date (unless all Securities of such series then outstanding are held by an American General
LLC), from the Outstanding Securities of such series having such terms not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series.

         The Trustee shall promptly notify the Company and the Security Registrar (if other than itself) in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

         For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

         SECTION 1104.  NOTICE OF REDEMPTION.

         Notice of redemption shall be given in the manner provided in Section 106, not less than 30 nor more than 60 days prior to the Redemption Date, unless a shorter period is specified in Section 1108 or in the Securities to be redeemed or unless all Securities to be redeemed are held by an American General LLC, in which event, such notice shall, except as provided in Section 1108, be given at least one Business Day prior to such Redemption Date, to each Holder of Securities to be redeemed. Failure to give such notice by mailing in the manner therein provided to the Holder of any Security designated for redemption as a whole or in part, or any defect in the notice to any such Holder, shall not affect the validity of the proceedings for the redemption of any other such Security or portion thereof.

         Any notice that is given in the manner provided in Section 106 shall be conclusively presumed to have been duly given, whether or not the Holder of Securities receives the notice.

         All notices of redemption shall state, to the extent applicable:

                    (a)       the Redemption Date;

                    (b) the Redemption Price and accrued interest (including Additional Interest), if any;

                    (c) if less than all Outstanding Securities of any series having the same terms are to be redeemed, the identification (and, in the case of partial redemption, the principal amount) of the particular Security or Securities to be redeemed;

                    (d) in case any Security is to be redeemed in part only, the notice which relates to such Security shall state that on and after the Redemption Date, upon surrender of such Security, the Holder of such Security will receive, without charge, a new Security or Securities of authorized denominations for the principal amount thereof remaining unredeemed;

                    (e) that on the Redemption Date the Redemption Price and any accrued interest (including any Additional Interest) shall become due and payable upon each such Security or portion thereof to be redeemed and, if applicable, that interest thereon shall cease to accrue on and after said date;

                    (f) the current conversion price of the Securities to be redeemed and that on the third Business Day preceding the Redemption Date any right to convert the particular Securities to be redeemed shall terminate;

                    (g) the place or places where such Securities are to be surrendered for payment of the Redemption Price and any accrued interest (including any Additional Interest) pertaining thereto;

                    (h) that the redemption is for a sinking fund, if such is the case; and

                    (i) the CUSIP number (or any other numbers used by a Depository to identify such Securities), if any, of the Securities to be redeemed.

         Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

         SECTION 1105.  DEPOSIT OF REDEMPTION PRICE.

         On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, except in the case of a sinking fund payment under Article Twelve, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay on the Redemption Date the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any accrued interest (including any Additional Interest) on all the Securities or portions thereof which are to be redeemed on that date.

         SECTION 1106.  SECURITIES PAYABLE ON REDEMPTION DATE.

         If notice of redemption has been given as provided in Section 1104 (unless such notice is not required pursuant to such Section or Section 1108), the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, together with any accrued interest (including any Additional Interest) thereon, and from and after such date (unless the Company shall default in the payment of the Redemption Price or any accrued interest (including any Additional Interest)) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with any accrued interest (and any Additional Interest) to the Redemption Date; provided, however, that installments of interest on Securities whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates or Special Record Dates, as the case may be, according to their terms and the provisions of Section 307.

         If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, any premium and, to the extent permitted by applicable law, the interest required to be paid shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

         SECTION 1107.  SECURITIES REDEEMED IN PART.

         Any Security which is to be redeemed only in part shall be surrendered at any office or agency of the Company maintained for that purpose pursuant to
Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series containing identical terms and provisions, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. If a Security in global form is so surrendered, the Company shall execute, and the Trustee shall authenticate and deliver to the Depository for such Security, without service charge, a new

Security in global form in a denomination equal to and in exchange for the unredeemed portion of the principal of the Security in global form so surrendered.

         SECTION 1108.  PERMITTED VARIATIONS.

         If an American General LLC is the Holder of all the Securities of a particular series, then, in lieu of the provisions set forth in Section 1102, 1103 and 1104, the Company and such Holder may establish such alternative provisions with respect to such series of Securities as the Company and the Holder may agree and the Trustee may determine to be acceptable. Additionally, if a series of Securities is subject to mandatory redemption by reason of the redemption or pre-payment of the series of Preferred Securities related to such series of Securities, then no redemption notice need be mailed pursuant to this Article to the Holder or Holders of such series of Securities.


                                 ARTICLE TWELVE

                                 SINKING FUNDS

         SECTION 1201.  APPLICABILITY OF ARTICLE.

         The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

         The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment," and any payment in excess of such minimum amount provided for by the terms of Securities of such series is herein referred to as an "optional sinking fund payment." If provided for by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1202. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

         SECTION 1202.  SATISFACTION OF SINKING FUND PAYMENTS WITH SECURITIES.

         The Company may, in satisfaction of all or any part of any sinking fund payment with respect to the Securities of a series required to be made pursuant to the terms of such Securities (i) deliver Outstanding Securities of such series (other than any of such Securities previously called for redemption), and (ii) apply as a credit Securities of such series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, as provided for by the terms of such Securities; provided that such Securities so delivered or applied as a credit have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the applicable Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

         SECTION 1203.  REDEMPTION OF SECURITIES FOR SINKING FUND.

         Not less than 60 days prior to each sinking fund payment date for any series of Securities (or such shorter notice as the Trustee may approve), the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing mandatory sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering or crediting Securities of that series pursuant to
Section 1202, the basis for any such crediting, and the optional amount, if any, to be added in cash to the next ensuing mandatory sinking fund payment, and will also deliver to the Trustee any Securities to be so credited and not theretofore delivered. If such Officers' Certificate shall specify an optional amount to be added in cash to the next ensuing mandatory sinking fund payment, the Company shall thereupon be obligated to pay the amount therein specified. Not less than 30 days before each such sinking fund payment date the Trustee shall, subject to Section 1108, select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 1103 and, subject to Section 1108, cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 1104. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.


                                ARTICLE THIRTEEN

                                 SUBORDINATION

         SECTION 1301.  SECURITIES SUBORDINATE TO SENIOR INDEBTEDNESS.

         The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article, the payment of the principal of, premium, if any, and interest (including all Additional Interest) on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all Senior Indebtedness.

         SECTION 1302.  PAYMENT OF PROCEEDS UPON DISSOLUTION, ETC.

         Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities or any bankruptcy, insolvency or similar proceedings of the Company (each such event, if any, herein sometimes referred to as a "Proceeding"):

                    (a) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash of all amounts due on or to become due on or in respect of all

         Senior Indebtedness (including any interest accruing thereon after the commencement of any such Proceeding, whether or not allowed as a claim against the Company in such Proceeding), before the Holders of the Securities are entitled to receive any payment or distribution (excluding any payment described in the last paragraph of this Section 1302 or any payment described in Section 1309), on account of the principal of, premium, if any, or interest (including any Additional Interest) on the Securities or on account of any purchase, redemption or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases, redemptions and acquisitions, whether or not in connection with a Proceeding, herein referred to, individually and collectively, as a "Securities Payment"); and

                    (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders of the Securities or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or the Designated Senior Holders, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness.

         In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received in connection with any Proceeding any Securities Payment before all Senior Indebtedness is paid in full or payment thereof is provided for in cash, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

         For purposes of this Article only, the words "payment or distribution" or "any payment or distribution of any kind or character, whether in cash, property or securities" shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment, which stock or securities are subordinated in right of payment to all then outstanding Senior Indebtedness to substantially the same extent, or to a greater extent than, the Securities are so subordinated as provided in this Article. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all of its properties and assets to another Person upon the terms and conditions set forth in Article Eight shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease such properties and assets, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

         SECTION 1303.  NO PAYMENT WHEN SENIOR INDEBTEDNESS IN DEFAULT.

         In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made, unless and until such Senior Payment Default shall have been cured or waived in writing or shall have ceased to exist or all amounts then due and payable in respect of such Senior Indebtedness (including, without limitation, amounts that have become and remain due by acceleration) shall have been paid in full in cash. "Senior Payment Default" means any default in the payment of the principal of, premium, if any, or interest on any Senior Indebtedness when due, whether at the stated maturity of any such payment or by declaration of acceleration, call for redemption, notice of the exercise of an option to require such repayment, mandatory payment or prepayment or otherwise.

         In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company or the Trustee of written notice of such Senior Nonmonetary Default from any holder or the Designated Senior Holder of the Senior Indebtedness to which such Senior Nonmonetary Default relates, no Securities Payment shall be made during the period (the "Payment Blockage Period") commencing on the date of such receipt by the Company or the Trustee of such written notice and ending on the earlier of (i) the date, if any, on which the Senior Indebtedness to which such Senior Nonmonetary Default relates is discharged or such Senior Nonmonetary Default shall have been cured or waived in writing or shall have ceased to exist and any acceleration of Senior Indebtedness to which such Senior Nonmonetary Default relates shall have been rescinded or annulled and (ii) the 179th day after the date of such receipt of such written notice. No more than one Payment Blockage Period may be commenced with respect to the Securities during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no Payment Blockage Period is in effect. Following the commencement of any Payment Blockage Period, the holders of Senior Indebtedness shall be precluded from commencing a subsequent Payment Blockage Period until the conditions set forth in the preceding sentence shall have been satisfied. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any Payment Blockage Period with respect to the Senior Indebtedness initiating such Payment Blockage Period shall be, or may be made, the basis for the commencement of a subsequent Payment Blockage Period by any holder of Senior Indebtedness or a Designated Senior Holder unless such Senior Nonmonetary Default shall have been cured for a period of not less than 90 consecutive days. "Senior Nonmonetary Default" means any default (other than a Senior Payment Default) or any event (other than a Senior Payment Default) which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument or agreement pursuant to which any Senior Indebtedness is outstanding, permitting one or more holders of such Senior Indebtedness or a

Designated Senior Holder to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise become due and payable.

         In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then in such event such Securities Payment shall be held in trust and paid over and delivered forthwith to the Designated Senior Holders under the Senior Indebtedness or, if there is no Designated Senior Holder with respect to such Senior Indebtedness, to the holders of such Senior Indebtedness.

         The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1302 hereof would be applicable.

         SECTION 1304.  PAYMENT PERMITTED IF NO DEFAULT.

         Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any Proceeding referred to in Section 1302 hereof or under the conditions described in Section 1303 hereof, from making Securities Payments. Nothing in this Article shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities upon the occurrence of an Event of Default, but, in that event, no payment may be made in violation of the provisions of this Article with respect to the Securities. If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify the holders of the Senior Indebtedness (or their representatives) of such acceleration.

         SECTION 1305.  SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR INDEBTEDNESS.

         Subject to the payment in full in cash of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest (including Additional Interest) on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

         SECTION 1306.  PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

         The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the

Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of, premium, if any, and interest (including Additional Interest) on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder or, under the conditions specified in Section 1303, to prevent any payment prohibited by such Section or enforce their rights pursuant to the penultimate paragraph in
Section 1303.

         SECTION 1307.  TRUSTEE TO EFFECTUATE SUBORDINATION.

         Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a proper claim at least 30 days before the expiration of the time to file such claim, then the holders of the Senior Indebtedness and their agents, trustees or other representatives are authorized to do so (but shall in no event be liable for any failure to do so) for and on behalf of the Holders of the Securities.

         SECTION 1308.  NO WAIVER OF SUBORDINATION PROVISIONS.

         No right of any present or future holder of any Senior Indebtedness to enforce the subordination provisions provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (ii) permit the Company to borrow, repay and then reborrow any or all of the Senior Indebtedness; (iii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness;
(iv) release any Person liable in any manner for the collection of Senior Indebtedness; (v) exercise or refrain from exercising any rights against the Company and any other Person; and (vi) apply any sums received by them to Senior Indebtedness.

         SECTION 1309.  TRUST MONEYS NOT SUBORDINATED.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Obligations held in trust by the Trustee under Article Four, under Section 1010, or under a supplemental indenture containing the provisions described in Section 901(i) for the payment of the principal of, premium, if any, and interest (including Additional Interest) on any series of Securities shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article, and no Holder of such Securities nor the Trustee shall be obligated to pay over any such amount to the Company, any holder of Senior Indebtedness, any Designated Senior Holder or any other creditor of the Company.

         SECTION 1310.  NOTICE TO TRUSTEE.

         The Company shall give prompt written notice to the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Securities or that would end such prohibition. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that which would prohibit the making of any payment to or by the Trustee in respect of the Securities or that would end such prohibition, unless and until a Responsible Officer of the Trustee assigned to its Corporate Trustee Administration Department (or in the absence of such a department, any Responsible Officer of the Trustee) shall have received written notice thereof from the Company, any holder of Senior Indebtedness or any Designated Senior Holder; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601 hereof, shall be entitled in all respects to assume that no such facts exist; provided, however, that, if prior to the close of business on the Business Day immediately preceding the date upon which by the terms hereof any monies become payable hereunder (including, without limitation, the payment of either the principal of, premium, if any, or interest on a Security), the Trustee or any Paying Agent shall not have received with respect to such monies the notice provided for in this Section 1310, then, anything herein contained to the contrary notwithstanding, the Trustee or such Paying Agent shall have full power and authority to receive such monies and apply the same to the purpose for which they were received on the date payment is due and, unless such payment is not made on that date, shall not be affected by any notice to the contrary which may be received by it on or after the date upon which such monies become due and payable. Any notice required or permitted to be given to the Trustee by the Company, a holder of Senior Indebtedness or any Designated Senior Holder shall be in writing and shall be sufficient for every purpose hereunder if in writing and either (i) sent via facsimile to the Trustee to a facsimile number provided by the Trustee, the receipt of which shall be confirmed via telephone, or (ii) mailed, first class postage prepaid, or sent by overnight carrier, to the Trustee addressed to it, attention of its Corporate Trustee Administration Department, at the address of its principal corporate trust office specified in the first paragraph of this Indenture or at any other address furnished in writing to the Company, such holder of Senior Indebtedness, or such Designated Senior Holder.

         Subject to the provisions of Section 601 hereof, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness or Designated Senior Holder to establish that such notice has been given by such holder of Senior Indebtedness or Designated Senior Holder. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person representing himself to be a holder of Senior Indebtedness or Designated Senior Holder to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, or if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


         SECTION 1311. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

         Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601 hereof, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article, provided that the foregoing shall apply only if such court has been apprised of the provisions of this Article.

         SECTION 1312.  TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR
INDEBTEDNESS.

         Subject to the provisions of Section 601, the Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article or otherwise.

         SECTION 1313. RIGHTS OF TRUSTEE AS HOLDER OF SENIOR INDEBTEDNESS; PRESERVATION OF TRUSTEE'S RIGHTS.

         The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

         Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607 hereof.

         SECTION 1314.  ARTICLE APPLICABLE TO PAYING AGENTS.

         In case at any time any Paying Agent other than the Trustee (or the Company or an Affiliate of the Company) shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee.

         SECTION 1315. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS.

         Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.


                                ARTICLE FOURTEEN

                       MEETINGS OF HOLDERS OF SECURITIES

         SECTION 1401.  APPLICABILITY OF ARTICLE.

         If a supplemental indenture, Board Resolution or other instrument authorizing a series of Securities pursuant to Section 301 provides that a meeting of Holders of Securities of such series shall be called pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, approval, waiver or other action specified in such supplemental indenture, Board Resolution or other instrument, then the provisions of this Article shall be applicable except as otherwise specified in such supplemental indenture, Board Resolution or other instrument.





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


         SECTION 1402.  CALL, NOTICE AND PLACE OF MEETINGS.

         (a) If a supplemental indenture, Board Resolution or other instrument authorizing a series of Securities provides that the Trustee shall call a meeting of the Holders of such Securities, then, upon the satisfaction of any notice requirements or other conditions specified in such supplemental indenture, Board Resolution or other instrument, the Trustee shall call a meeting of Holders of Securities of such series for the purpose specified in such supplemental indenture, Board Resolution or other instrument, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or in such other place within the United States as the Trustee shall determine. Notice of every meeting of Holders of Securities of any series, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 106, not less than 10 nor more than 180 days prior to the date fixed for the meeting.

         (b) If the Trustee shall not have mailed the notice of such meeting within 14 days after the date specified in such supplemental indenture, Board Resolution or other instrument or shall not thereafter proceed to cause the meeting to be held, then the Company or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in subsection (a) of this Section.

         SECTION 1403.  PERSONS ENTITLED TO VOTE AT MEETINGS.

         To be entitled to vote at any meeting of Holders of Securities of any series, a Person shall be (i) a Holder of one or more Outstanding Securities of such series, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more Outstanding Securities of such series by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders of Securities of any series shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

         SECTION 1404.  QUORUM; ACTION.

         The Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of a series shall constitute a quorum for a meeting of Holders of Securities of such series; provided, however, that if any action is to be taken at such meeting which the supplemental indenture, Board Resolution or other instrument authorizing such series of Securities expressly provides may be given by the Holders of not less than 66 2/3%, or a greater percentage, in aggregate principal amount of the Outstanding Securities of such series, then with respect to such action (and only such action), the Persons entitled to vote 66 2/3%, or such greater percentage, in aggregate principal amount of the Outstanding Securities of such series shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 1402(a), except that such notice shall be given not less than five days prior to the date on which the meeting is scheduled to be reconvened. Notice of the reconvening of an adjourned meeting shall state expressly the percentage, as provided above, of the principal amount of the Outstanding Securities of such series which shall constitute a quorum with respect to each action to be considered at such meeting.

         Any resolution presented to a meeting duly convened or an adjourned meeting duly reconvened at which a quorum is present may be adopted only by the affirmative vote of the Holders of the percentage in aggregate principal amount of the Outstanding Securities of the applicable series specified in the supplemental indenture, Board Resolution or other instrument authorizing such series or herein as being required to take such action.

         Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with this Section shall be binding on all the Holders of Securities of such series, whether or not present or represented at the meeting.

         SECTION 1405. DETERMINATION OF VOTING RIGHTS; CONDUCT AND ADJOURNMENT OF MEETINGS.

         (a) Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities of any series in regard to proof of the holding of Securities of such series and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

         (b) The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 1402(b), in which case the Company or the Holders of Securities of the series calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities of such series represented at the meeting.

         (c) At any meeting each Holder of a Security of such series or proxy shall be entitled to one vote for each amount of the principal of Outstanding Securities of such series held or represented by him equal to the minimum authorized denomination of Securities of such series; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security of such series or proxy.

         (d) Any meeting of Holders of Securities of any series duly called pursuant to Section 1402 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in aggregate principal amount of the Outstanding Securities of such series represented at the meeting; and the meeting may be held as so adjourned without further notice.

         SECTION 1406.  COUNTING VOTES AND RECORDING ACTION OF MEETINGS.

         The vote upon any resolution submitted to any meeting of Holders of Securities of any series shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities of such series or of their representatives by proxy and the principal amounts and serial numbers of the Outstanding Securities of such series held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in triplicate of all votes cast at the meeting. A record, at least in triplicate, of the proceedings of each meeting of Holders of Securities of any series shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 1402 and, if applicable, Section 1404. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company, and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.


                                ARTICLE FIFTEEN

                            MISCELLANEOUS PROVISIONS

         SECTION 1501.  NO RECOURSE AGAINST OTHERS.

         An incorporator or any past, present or future director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. Such waiver and release shall be part of the consideration for the issue of the Securities.

         SECTION 1502.  SET-OFF.

         Notwithstanding anything to the contrary in this Indenture or in any Security of any series, prior to a Special Event Exchange with respect to a series of Preferred Securities, the Company shall have the right to set-off and apply against any payment it is otherwise required to make hereunder or thereunder with respect to the principal of, premium, if any, or interest (including any Additional Interest) on the Securities of such series with and to the extent the Company has theretofore made, or is concurrently on the date of such payment making, a payment with respect to the Preferred Securities of the series related to such series of Securities under the applicable Guarantee to provide funds to the applicable American General LLC to pay dividends on, or the redemption price or liquidation preference of, such series of Preferred Securities. Contemporaneously with, or as promptly as practicable after, any such payment under such Guarantee to pay dividends on, or the redemption price or the liquidation preference of, a series of Preferred Securities, the Company shall deliver to the Trustee an Officers' Certificate (upon which the Trustee shall be entitled to rely conclusively without any requirement to investigate the facts contained therein) to the effect that such payment has been made and that, as a result of such payment, the corresponding payment under the related series of Securities has been set-off in accordance with this Section 1502.

         SECTION 1503.  ASSIGNMENT; BINDING EFFECT.

         The Company shall have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary of the Company, provided that, in the event of any such assignment, the Company shall remain primarily liable for the performance of all such obligations. This Indenture may also be assigned by the Company in connection with a transaction described in Article Eight. This Indenture shall be binding upon and inure to the benefit of the Company, the Trustee, the Holders, any Security Registrar, Paying Agent, and Authenticating Agent and, to the extent specifically set forth herein, the holders of Senior Indebtedness and their respective successors and assigns. The provisions of Section 903(a) (to the extent relating to Preferred Securities), Section 1006 and Section 1007 are for the benefit of the holders of the series of Preferred Securities referred to therein and, prior to a Special Event Exchange with respect to such series, may be enforced by such holders. A holder of a Preferred Security shall not have the right, as such a holder, to enforce any other provision of this Indenture.

         SECTION 1504.  ADDITIONAL INTEREST.

         Whenever there is mentioned in this Indenture, in any context, the payment of the principal of, premium, if any, or interest on, or in respect of, any Security of any series, such mention shall be deemed to include mention of the payment of Additional Interest provided for by the terms of such series of Securities to the extent that, in such context, Additional Interest is, were or would be payable in respect thereof pursuant to such terms and express mention of the payment of Additional Interest in any provisions hereof shall not be construed as excluding Additional Interest in those provisions hereof where such express mention is not made.
                                 *  *  *  *  *

         This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                        AMERICAN GENERAL CORPORATION
[CORPORATE SEAL]

                                        By:  __________________________________




                                        By:  __________________________________

Attest:



_____________________________



                                        CHEMICAL BANK

[CORPORATE SEAL]

                                        By:  __________________________________
                                             __________________________________

Attest:



_____________________________

STATE OF TEXAS:   )
                  )
COUNTY OF HARRIS: )


                    On the ____ day of ________________, 1995, before me
personally came _______________, to me known, who, being by me duly sworn, did depose and say that he is _________________________________________________ of
AMERICAN GENERAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ________________________________________
                                        Notary Public




STATE OF TEXAS:   )
                  )
COUNTY OF HARRIS: )

                    On the ____ day of ________________, 1995, before me
personally came ________________, to me known, who, being by me duly sworn, did depose and say that he is ____________________________ of AMERICAN GENERAL CORPORATION, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.

                                        ________________________________________
                                        Notary Public

STATE OF NEW YORK:  )
                    )
COUNTY OF NEW YORK: )

                    On the _____ day of _________________, 1995, before me
personally came _________________________, to me known, who, being by me duly sworn, did depose and say that he resides at ___________________, _________________; that he is a _______________________ of Chemical Bank, one of the corporations described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that he signed his name thereto by like authority.


                                        ________________________________________
                                        Notary Public